THE INDEBTEDNESS EVIDENCED BY THIS INSTRUMENT IS SUBORDINATED TO THE PRIOR PAYMENT IN FULL OF THE SENIOR DEBT (AS DEFINED IN THE SUBORDINATION AND INTERCREDITOR AGREEMENT DEFINED BELOW) PURSUANT TO, AND TO THE EXTENT PROVIDED IN, THE SUBORDINATION INTERCREDITOR AGREEMENT DATED AS OF MARCH 31, 1999 AS AMENDED, MODIFIED, SUPPLEMENTED AND/OR RESTATED, AMONG BORROWER AND THE SUBORDINATED LENDERS PARTIES THERETO (AND THEIR AGENT) AND THE SENIOR LENDERS (OR THEIR AGENT) PARTY THERETO.
================================================================================






                              AMENDED AND RESTATED
                           SUBORDINATED LOAN AGREEMENT

                                      AMONG

                           BASIC ENERGY SERVICES, INC.
                                   AS BORROWER


                THE SUBORDINATED LENDERS NAMED IN THIS AGREEMENT,
                             AS SUBORDINATED LENDERS


                                       AND

                            ENRON NORTH AMERICA CORP.
                              AS SUBORDINATED AGENT


                           DATED AS OF JUNE ___, 2000



                     $10,000,000 SUBORDINATED LOAN FACILITY



================================================================================

                                TABLE OF CONTENTS

ARTICLE 1DEFINITIONS..............................................................................................1
         Section 1.1       Certain Definitions....................................................................1
         Section 1.2       Accounting Principles.................................................................12

ARTICLE 2AMOUNT AND TERM OF THE SUBORDINATED LOAN................................................................13
         Section 2.1       Subordinated Loan.....................................................................13
         Section 2.2       Repayment Obligations; Prepayments....................................................13
         Section 2.3       Payments and Computations.............................................................14
         Section 2.4       Interest..............................................................................15
         Section 2.5       Subordinated Notes....................................................................15
         Section 2.6       Taxes.................................................................................16
         Section 2.7       [Intentionally Omitted.]..............................................................16
         Section 2.8       [Intentionally Omitted.]..............................................................16

ARTICLE 3CONDITIONS OF CLOSING...................................................................................16

ARTICLE 4REPRESENTATIONS AND WARRANTIES..........................................................................20
         Section 4.1       Corporate Existence...................................................................20
         Section 4.2       Corporate Power and Authorization.....................................................20
         Section 4.3       Binding Obligations...................................................................20
         Section 4.4       No Legal Bar Or Resultant Lien........................................................20
         Section 4.5       No Consent............................................................................20
         Section 4.6       Financial Condition...................................................................20
         Section 4.7       Liabilities...........................................................................21
         Section 4.8       Litigation............................................................................21
         Section 4.9       Taxes; Governmental Charges...........................................................21
         Section 4.10      Ownership of Property; Liens; Leases of Equipment.....................................21
         Section 4.11      Intellectual Property.................................................................21
         Section 4.12      Defaults..............................................................................22
         Section 4.13      Casualties; Taking of Properties......................................................22
         Section 4.14      Margin Stock..........................................................................22
         Section 4.15      Location of Business and Offices......................................................22

         Section 4.16      Compliance with the Law...............................................................22
         Section 4.17      No Material Misstatements.............................................................23
         Section 4.18      ERISA.................................................................................23
         Section 4.19      Environmental Matters.................................................................23
         Section 4.20      Subsidiaries; Partnerships............................................................25
         Section 4.21      Certain Fees..........................................................................25
         Section 4.22      Purpose of Loans......................................................................25
         Section 4.23      Support and Security Documents........................................................25
         Section 4.24      Employment............................................................................25
         Section 4.25      [Intentionally Omitted]...............................................................26
         Section 4.26      Insurance.............................................................................26
         Section 4.27      Hedging Agreements....................................................................26

ARTICLE 5AFFIRMATIVE COVENANTS...................................................................................26
         Section 5.1       Financial Statements and Reports......................................................26
         Section 5.2       Certificates of Compliance............................................................27
         Section 5.3       Accountants' Certificate..............................................................28
         Section 5.4       Taxes Other Liens.....................................................................28
         Section 5.5       Compliance with Laws..................................................................28
         Section 5.6       Further Assurances....................................................................28
         Section 5.7       Insurance.............................................................................28
         Section 5.8       Accounts and Records..................................................................29
         Section 5.9       Right of Inspection...................................................................29
         Section 5.10      Notice of Certain Events..............................................................29
         Section 5.11      ERISA Information and Compliance......................................................29
         Section 5.12      Environmental Reports and Notices.....................................................29
         Section 5.13      Maintenance...........................................................................30
         Section 5.14      New Subsidiary........................................................................30
         Section 5.15      [Intentionally Omitted]...............................................................30
         Section 5.16      Change of Principal Place of Business.................................................30
         Section 5.17      [Intentionally Omitted]...............................................................31

ARTICLE 6NEGATIVE COVENANTS......................................................................................31
         Section 6.1       Liens.................................................................................31
         Section 6.2       Mergers...............................................................................31
         Section 6.3       Indebtedness and Other Obligations....................................................31
         Section 6.4       Dividends; Compensation...............................................................32
         Section 6.5       Investments...........................................................................32
         Section 6.6       [Intentionally Omitted]...............................................................32

         Section 6.7       Nature of Business....................................................................32
         Section 6.8       Amendment of Articles of Incorporation or Bylaws......................................32
         Section 6.9       Asset Sales...........................................................................32
         Section 6.10      Transactions with Affiliates..........................................................33
         Section 6.11      Partnerships..........................................................................33
         Section 6.12      Subsidiaries..........................................................................33
         Section 6.13      Equity Proceeds.......................................................................33
         Section 6.14      Public Disclosures....................................................................33
         Section 6.15      Limitation on Payment Restrictions Affecting Subsidiaries.............................34
         Section 6.16      Financial Covenants...................................................................34
         Section 6.17      Leases/Capital Leases.................................................................35

ARTICLE 7

         EVENTS OF DEFAULT.......................................................................................36
         Section 7.1       Events of Default.....................................................................36
         Section 7.2       Acceleration..........................................................................38
         Section 7.3       Default Interest......................................................................38
         Section 7.4       Other Subordinated Loan Documents.....................................................38
         Section 7.5       Right of Setoff.......................................................................39
         Section 7.6       [Intentionally Omitted]...............................................................39
         Section 7.7       Application of Payments...............................................................39

ARTICLE 8

         THE SUBORDINATED AGENT..................................................................................40
         Section 8.1       Authorization and Action..............................................................40
         Section 8.2       Subordinated Agent's Reliance, Etc....................................................40
         Section 8.3       The Subordinated Agent and Its Affiliates.............................................41
         Section 8.4       Subordinated Lender Loan Decision.....................................................41
         Section 8.5       Indemnification.......................................................................41
         Section 8.6       Successor Subordinated Agent..........................................................42

ARTICLE 9

         MISCELLANEOUS...........................................................................................42
         Section 9.1       Interpretation and Survival of Provisions.............................................42
         Section 9.2       Costs, Expenses and Taxes.............................................................43
         Section 9.3       No Waiver; Modifications in Writing...................................................45
         Section 9.4       Binding Effect; Assignment............................................................46
         Section 9.8       Communications........................................................................48
         Section 9.9       Interest..............................................................................48
         Section 9.10      Governing Law.........................................................................49

         Section 9.11      WAIVER OF JURY TRIAL..................................................................49
         Section 9.12      LIMITATION ON DAMAGES.................................................................50
         Section 9.13      Execution in Counterparts.............................................................50

EXHIBITS:

Exhibit A                  -        Form of Subordinated Note
Exhibit B                  -        Form of Guaranty
Exhibit C                  -        Form of Pledge Agreements
Exhibit D                  -        Form of Security Agreements
Exhibit 5.2                -        Form of Compliance Certificate

SCHEDULES:

Schedule 4.19              -        Environmental
Schedule 4.20(a)           -        Subsidiaries
Schedule 4.20(b)           -        Partnerships; Joint Ventures
Schedule 4.27              -        Hedging Arrangements
Schedule 6.3               -        Certain Indebtedness

                              AMENDED AND RESTATED
                           SUBORDINATED LOAN AGREEMENT

         This Amended and Restated Subordinated Loan Agreement (the "Subordinated Loan Agreement") is made and entered into as of June ___, 2000, among BASIC ENERGY SERVICES, INC., a Delaware corporation, f/k/a Sierra Well Service, Inc. ("Borrower") the SUBORDINATED LENDERS, as defined below, and ENRON NORTH AMERICA CORP., a Delaware corporation, as agent for the Subordinated Lenders ("Subordinated Agent").

         The Subordinated Loan Agreement dated March 31, 1999 (the "Original Loan Agreement") was entered into among the Borrower, the Subordinated Lenders and Joint Energy Development Investments II Limited Partnership, a Delaware limited partnership ("JEDI II"). The Original Loan Agreement was amended pursuant to the First Amendment of Loan Agreement dated March 21, 2000 (the "First Amendment"). In conjunction with the initial public offering of the Borrower's common stock and the purchase by CITBC, as hereafter defined, of all indebtedness owed by the Borrower under the Senior Loan Agreement dated as of March 31, 1999 among the Borrower, the Senior Lenders identified therein, and the Senior Agent, as such terms are defined therein (as modified from time to time the "Senior Loan Agreement"), the Borrower, the Subordinated Lenders and the Subordinated Agent have agreed to amend and restate the Original Loan Agreement pursuant to the terms hereof.

         In consideration of the mutual covenants and agreements herein contained and of the loans hereinafter referred to, the parties agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

         Section 1.1       Certain Definitions.

         As used in this Agreement the following terms shall have the following meanings:

         "Acquisitions" shall mean, collectively, the Asset Acquisition and the Stock Acquisition.

         "Acquisition Subsidiaries" mean, collectively, the following: (i) Turn Around Trucking, Inc.; (ii) Sundown Operating, Inc. d/b/a Sundown Well Service;
(iii) Eunice Well Servicing Co., Inc.; (iv) Gold Star Service Company, Inc.; (v) Harrison Well Service, Inc., and (vi) Kerby Brothers Inc. d/b/a Kerby Well Service.

         "Advance" shall mean the outstanding principal from a Subordinated Lender which represents such Subordinated Lender's Pro Rata Share of the Subordinated Loan.

         "Affiliate" of any specified Person shall mean any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control", when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing; provided that no Person which would otherwise be an Affiliate of Enron Capital & Trade Resources Corp. if not for this proviso shall be considered as an Affiliate of the Borrower or its Subsidiaries.

         "Asset Acquisition" shall mean the acquisition of (i) the assets used in the business operated under the name Trinity Services pursuant to the Asset Purchase Agreement dated as of February 10, 2000, between William K. Durham d/b/a Trinity Services and the Borrower; and (ii) the assets of Gold Star SWD, Ltd., Co., a New Mexico limited liability company, pursuant to the Acquisition Agreement dated as of March 14, 2000, between the Borrower and the sellers named therein relating to the acquisition of the capital stock of Gold Star Service Company, Inc., a New Mexico corporation, and the assets of Gold Star SWD, Ltd. Co., a New Mexico limited liability company.

         "Bailment Agreement" shall mean a Bailment Agreement among the Borrower, the Senior Agent and the Subordinated Agent as the same may be mutually agreed upon by the parties.

         "Borrower" shall mean Basic Energy Services, Inc., a Delaware corporation.

         "Business Day" shall mean any day other than Saturday, Sunday, or a day on which banking institutions in Houston, Texas are not required to open for business.

         "Capital Expenditures" for any period shall mean the aggregate of all expenditures of the Borrower and its Subsidiaries during such period that in conformity with GAAP are required to be included in or reflected by the property, plant or equipment or similar fixed assets account reflected in the Consolidated Balance Sheet.

         "Capital Lease" shall mean any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

         "Capitalized Lease Obligation" shall mean the amount of the liability under any Capital Lease that, in accordance with GAAP, is required to be capitalized and reflected as a liability on the balance sheet.

         "Capital Stock" of any Person shall mean all shares, general or limited partnership interests, membership interests, or other ownership interests (regardless of how designated) of or in a corporation, partnership, limited liability company, trust, or other entity, whether voting or non-voting, including common stock, preferred stock or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended).

         "CITBC" shall mean THE CIT GROUP/BUSINESS CREDIT, INC., a New York corporation.

         "CITBC Financing Agreement" shall mean that certain Amended and Restated Financing Agreement dated of even date herewith between the CITBC and the Borrower as the same may be amended, supplemented or otherwise modified from time to time.

         "CITBC Loan Documents" shall mean the "Loan Documents" as such term is defined in the CITBC Financing Agreement.

         "Closing Date" shall mean the date upon which each of the conditions precedent contained in Article 3 have been either (a) satisfied in full to the Subordinated Agent's satisfaction or (b) waived by the Subordinated Agent in its sole discretion; provided that in no event shall the Closing Date be a date occurring after June 30, 2000.

         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, any successor statute, and the rules and regulation thereunder.

         "Collateral" shall mean any real or personal property which may now or hereafter be subject to a Lien securing the Subordinated Loan Obligations, including the Liens granted by the Borrower concurrently with the execution of this Subordinated Loan Agreement for the benefit of the Subordinated Lenders.

         "Commitment" shall mean, for any Subordinated Lender, such Subordinated Lender's commitment to make its Pro Rata Share of the Subordinated Loan pursuant to the terms of this Subordinated Loan Agreement in an aggregate outstanding amount not to exceed the Subordinated Lender's Maximum Commitment.

         "Common Stock" shall mean the common stock, no par value per share, of the Borrower or such other Capital Stock or other securities as shall constitute the common equity of the Borrower.

         "Consolidated Balance Sheet" shall mean a consolidated balance sheet for the Borrower (and its Subsidiaries) eliminating all inter-company transactions and prepared in accordance with GAAP, subject to year end adjustments.

         "Consolidating Balance Sheet" shall mean an individual balance sheet for each of the Subordinated Loan Parties, showing all eliminations of inter-company transactions and prepared in accordance with GAAP, subject to year-end adjustments.

         "Default" shall mean any event which is, or after notice or passage of time, or both, would be, an Event of Default.

         "Default Rate" shall mean, for the applicable period, a per annum interest rate equal to the applicable interest rate on the outstanding principal balance of the respective Subordinated Notes as set forth in Section 2.4(a) for such period plus 3.00% per annum.

         "EBITDA" shall mean, in any period, calculated on a consolidated basis in accordance with GAAP for the Borrower and its Subsidiaries, all net income of the Borrower and its Subsidiaries before all (i) interest and tax obligations,
(ii) depreciation and (iii) amortization for said period, all determined in accordance with GAAP on a basis consistent with the latest audited financial statements of the Borrower but excluding the effect of extraordinary and/or non-reoccurring gains or losses for such period.

         "Effective Date" shall mean the date of this Subordinated Loan
Agreement.

         "Environmental Laws" shall mean any and all laws, statutes, ordinances, rules, regulations, orders, or determinations of any Governmental Authority pertaining to health or the environment in effect in any and all jurisdictions in which the Borrower or its Subsidiaries are conducting or at any time have conducted business, or where any property of the Borrower or its Subsidiaries is located, or where any hazardous substances generated by or disposed of by the Borrower or its Subsidiaries are located, including but not limited to the Oil Pollution Act of 1990 ("OPA"), as amended, the Clean Air Act, as amended, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980 ("CERCLA"), as amended, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976 ("RCRA"), as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, and other environmental conservation or protection laws. The term "oil" has the meaning specified in OPA; the terms "hazardous substance," "release" and "threatened release" have the meanings specified in CERCLA, and the terms "solid waste," "disposal" and "disposed" have the meanings specified in RCRA; provided, however, if either CERCLA, RCRA or OPA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment, and provided, further, that, to the extent the laws of the state in which any property of the Borrower or its Subsidiaries is located establish a meaning for "oil," "hazardous substance," "release," "solid waste" or "disposal" which is broader than that specified in either OPA, CERCLA or RCRA, such broader meaning shall apply with respect to such property.

         "Equipment" shall mean all of Borrower's and its Subsidiaries' present and future owned fixtures, equipment, mobile equipment, vehicles, interstate commercial vehicles, workover rigs and inventory comprised of such items, wherever located, including Vehicles, tongs, hooks, tubing elevators, pumps, pipes, engines, containers, tires, parts inventory, and other oil-field service equipment, and all parts thereof and all accessions and additions thereto.

         "Equity Documents" shall mean the Subscription Agreement and all documents, agreements, instruments and certificates to be issued or entered into thereunder.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, any successor statute, and the rules and regulations thereunder.

         "Event of Default" shall have the meaning specified in Section 7.1.

         "Final Maturity Date" shall mean June 30, 2004.

         "Financial Statements" shall mean consolidated balance sheets, statements of operation and statements of cash flow, the consolidating schedules used to prepare the same and, on an annual basis, appropriate footnotes prepared in accordance with GAAP.

         "Financing Statement" shall mean any document executed by either the Borrower or any of its Subsidiaries required to perfect the pledge or security interest granted by the Subordinated Loan Parties in any of the Collateral.

         "Fiscal Quarter" shall mean each three (3) month period ending on March 31, June 30, September 30 and December 31 of each year.

         "Fiscal Year" shall mean each twelve (12) month period commencing on January 1 of each year and ending on the following December 31.

         "Fixed Charge Coverage Ratio" shall mean, for the relevant period, the ratio determined by dividing (i) the amount equal to the difference of: (a) EBITDA, minus (b) non-financed Capital Expenditures, by (ii) the sum of: (v) Interest Expense, plus (w) the principal component of obligations in respect of Capital Leases repaid or, if not repaid, scheduled to be repaid, plus (x) the amount of principal repaid, or if not repaid, scheduled to be repaid on the Term Loan (as defined in the CITBC Financing Agreement), the Subordinated Loan, Indebtedness secured by Permitted Liens, and Indebtedness permitted pursuant to clause (c) of Section 6.3, plus, (y) all federal, state, and local income tax expenses due and payable by the Borrower and its Subsidiaries, plus (z) all cash dividends paid or, if not paid, scheduled to be paid, on account of the Standby Preferred Stock.

         "GAAP" shall mean generally accepted accounting principles, applied on a consistent basis, as set forth in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants or in statements of the Financial Accounting Standards Board or their respective successors and which are applicable in the circumstances as of the date in question. Accounting principles are applied on a "consistent basis" when the accounting principles observed in a current period are comparable in all material respects to those accounting principles applied in preceding periods.

         "Governmental Authority" shall mean any (domestic or foreign) federal, native American Indian, state, province, county, city, municipal, or other political subdivision or government, department, commission, board, bureau, court, agency, or any other instrumentality of any of them, which exercises jurisdiction over the Borrower, any of its Subsidiaries, or any of their respective property.

         "Guaranteed Debt" of any Person shall mean, without duplication, all Indebtedness of any other Person guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (i) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, (iii) to supply funds to, or in any other manner invest in, the debtor (including any agreement to pay for property or services to be acquired by such debtor irrespective of whether such property is received or such services are rendered), (iv) to maintain working capital or equity capital of the debtor, or otherwise to maintain the net worth, solvency or other financial condition of the debtor, or (v) otherwise to assure a creditor against loss; provided that the term "guarantee" shall not include endorsements for collection or deposit, in either case in the ordinary course of business, or any obligation or liability of such Person in respect of leasehold interests assigned by such Person to any other Person.

         "Guaranty" shall mean (i) the Guaranty dated as of the Effective Date made by the Borrower's Subsidiaries in favor of the Subordinated Agent substantially in the form of Exhibit B, (ii) any present or future guaranty in favor of the Subordinated Agent for the benefit of the Subordinated Lenders guaranteeing the payment and performance of the Subordinated Loan Obligations as each of the foregoing may be amended, supplemented, or otherwise modified from time to time.

         "Indebtedness" shall mean, with respect to any Person, without duplication, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, excluding any trade accounts payable and other accrued current liabilities incurred in the ordinary course of business, (ii) all obligations of such Person evidenced by bonds, notes, debentures, or other similar instruments, (iii) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade accounts payable arising in the ordinary course of business, (iv) all Capitalized Lease Obligations of such Person, (v) all indebtedness referred to in (but not excluded from) clause (i), (ii), (iii), or (iv) above of other Persons, the payment of which is secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness, (vi) all Guaranteed Debt of such Person, (vii) all Redeemable Capital Stock that has any redemptions, dividend payments, or other obligations that are or could become due before the Final Maturity Date issued by such Person.

         "Interest Expense" shall mean, WITHOUT DUPLICATION, total consolidated interest obligations (paid or accrued) of the Borrower and its Subsidiaries, determined in accordance with GAAP on a basis consistent with the latest audited statements of the Borrower.

         "Lien" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority, or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any Capital Lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under any applicable version of the Uniform Commercial Code in effect from time to time or any comparable law of any jurisdiction in respect of any of the foregoing). In no event shall a negative pledge constitute a Lien.

         "Majority Subordinated Lenders" shall mean, at any time, Subordinated Lenders holding more than 50% of the then aggregate unpaid principal amount of the Subordinated Loan at such time.

         "Material Adverse Effect" shall mean any circumstances or events which could (i) have a material adverse effect on the assets or properties, liabilities, financial condition, business, operations, affairs, or circumstances of the Borrower and its Subsidiaries (taken as a whole) from the facts represented or warranted in any Subordinated Loan Document or Equity Document (other than any representation or warranty related solely to a different point in time), or (ii) materially impair the ability of the Borrower or any of its Subsidiaries to carry out its business as it exists on the date of this Subordinated Loan Agreement or proposed at the date of this Subordinated Loan Agreement to be conducted or to meet its obligations under the Subordinated Loan Documents or Equity Documents on a timely basis.

         "Maximum Rate" shall mean, at any particular time in question, the maximum rate of interest which under applicable law may then be charged on the Subordinated Notes. If such maximum rate changes after the date hereof, the Maximum Rate shall be automatically increased or decreased, as the case may be, without notice to the Borrower from time to time as of the effective date of each change in such maximum rate.

         "Mortgages" shall mean (a) such Security Documents requested by the Subordinated Agent in form and substance satisfactory to the Subordinated Agent which shall replace and/or amend and restate the existing Deeds of Trust, Security Agreements, and Fixture Filings, and Mortgages, Security Agreements, and Fixture Filings executed in connection with the Original Loan Agreement, and
(b) any present or future deeds of trust, mortgages, or similar agreements made by the Borrower or any Subsidiary, granting a lien and security interest, subject only to Permitted Liens, in all real property, fixtures and improvements owned by the respective Subordinated Loan Parties, including any leasehold estate in real property, fixtures and improvements, in favor of the Subordinated Agent for the benefit of the Subordinated Lenders securing the Subordinated Loan Obligations.

         "Net Worth" shall mean the consolidated assets in excess of liabilities, and shall be determined in accordance with GAAP, on a consistent basis with the latest audited statements of the Borrower and its Subsidiaries.

         "Operating Leases" shall mean all leases of property by the Borrower or any of its Subsidiaries (whether real, personal or mixed) other than Capital Leases.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

         "Payment Date" shall mean the last Business Day of each March, June, September, and December following the Effective Date until the Final Maturity Date.

         "Permitted Lien" shall mean (i) Liens disclosed in Schedule 4.10, (ii) ad valorem taxes not yet due and payable, laborers', vendors', repairmen's, mechanics', worker's, or materialmen's liens arising by operation of law or incident to the construction or improvement of property if the obligations secured thereby are not yet due or are being contested in good faith by appropriate legal proceedings, (iii) minor irregularities in title to real property which do not materially interfere with the occupation, use and enjoyment by the Borrower or any Subsidiary of any of their respective properties in the normal course of business as presently conducted or materially impair the value thereof for such business, (iv) Liens securing the Obligations (as defined in the CITBC Financing Agreement) in a principal amount not to exceed $35,000,000, (v) deposits made (and the Liens thereon) in the ordinary course of business (including, without limitation, security deposits for leases, surety bonds and appeal bonds) in connection with workers' compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, contracts (other than for the repayment or guarantee of borrowed money or purchase money obligations), statutory obligations and other similar obligations arising as a result of progress payments under government contracts, (vi) deposits made to secure liabilities to insurance carriers under insurance or self-insurance arrangements, (vii) Liens securing reimbursement obligations under letters of credit, provided in each case that such liens cover only the title documents and related goods and any proceeds thereof covered by the related letter of credit, (viii) Purchase Money Liens, (ix) bankers' liens and rights of set-off, charge back and recoupment with respect to deposit accounting, (x) liens of judgment creditors provided such liens do not exceed $50,000 (other than liens bonded or insured) and (xi) Liens securing the Subordinated Loan Obligations.

         "Person" shall mean any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, or Government Authority.

         "Plan" shall mean any plan subject to Title IV of ERISA and maintained by the Borrower or any Subsidiary, or any such plan to which the Borrower or any Subsidiary is required to contribute on behalf of their employees.

         "Pledge Agreements" shall mean (a) the Pledge Agreements dated as of the Effective Date, respectively made by the Borrower and Gold Star Service Company, Inc. in favor of the Subordinated Agent substantially in the form of Exhibit D and (b) such other pledge agreements securing the Subordinated Loan Obligations, as the same may be amended, supplemented, or otherwise modified from time to time.

         "Pro Rata Share" shall mean, with respect to any Subordinated Lender,
(i) while no Advances are outstanding, the ratio (expressed as a percentage) of such Subordinated Lender's Maximum Commitment, at any given time, to the total of the Maximum Commitments at such time and (ii) while Advances are outstanding, the the ratio (expressed as a percentage) outstanding principal amount of Advances of such Subordinated Lender at such time to the aggregate outstanding amount of Advances at such time.

         "Public Offering" shall mean an initial public offering of the common stock of the Borrower pursuant to a registration statement on Form S-1 (Reg. No. 33-33108) filed with the U. S. Securities and Exchange Commission.

         "Purchase Money Liens" shall mean Liens on any item of Equipment acquired after the date of this Subordinated Agreement by any Subordinated Loan Party provided that (i) each such Lien shall attach only to the property to be acquired, (ii) a description of the property so acquired is furnished to Subordinated Agent, and (iii) the Indebtedness incurred in connection with such acquisitions of Equipment by the Subordinated Loan Parties shall not exceed in the aggregate $6,000,000 in any Fiscal Year.

         "Redeemable Capital Stock" of any Person means any Capital Stock of such Person or any Subsidiary of such Person that, either by its terms, by the terms of any security into which it is convertible or exchangeable or otherwise,
(i), is, or upon the happening of an event or passage of time would be, required to be redeemed on or prior to the Final Maturity Date, or (ii) is redeemable at the option of the holder thereof at any time prior to the Final Maturity Date, or (iii) is convertible into or exchangeable for debt securities at any time prior to the Final Maturity Date.

         "Refinancing Fee Agreement" means the letter agreement dated as of even date herewith between the Borrower and ENA CLO I Holding Company I, L.P.

         "Requirement of Law" shall mean as to any Person, the Articles or Certificate of Incorporation and By-laws or other organizational or governing documents of such Person, and any law, treaty, rule, or regulation or determination of an arbitrator or a court or other Governmental

Authority, domestic or foreign, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

         "Responsible Officer" shall mean the chief executive officer, president, executive vice president, general counsel, treasurer, or corporate secretary of the Borrower or any of its Subsidiaries, as the case may be.

         "Security Agreements" shall mean (a) the Amended and Restated Security Agreement dated as of the Effective Date, made by the Borrower and its Subsidiaries, in favor of the Subordinated Agent substantially in the form of Exhibit D and (b) any future security agreements made by the Borrower or any of the Subsidiaries, granting a security interest in all of the assets and properties of the Subordinated Loan Parties, in favor of the Subordinated Agent for the benefit of the Subordinated Lenders as security for the payment or performance of the Subordinated Loan Obligations as each of the foregoing may be amended, supplemented, or otherwise modified from time to time.

         "Security Documents" shall mean this Subordinated Loan Agreement, the Mortgages, the Financing Statements, the Pledge Agreement, the Security Agreements, the Guaranties, and any and all other agreements or instruments now or hereafter executed and delivered by the Borrower, the Subsidiaries, or any other Person as security or support for the payment or performance of the Subordinated Loan Obligations as each of the foregoing may be amended, supplemented, or otherwise modified from time to time.

         "Senior Agent" means CITBC, as agent for itself and any other lender under the CITBC Financing Agreement.

         "Standby Preferred Stock" shall mean any shares of the Borrower's Series D Preferred Stock that may be issued pursuant to the Subscription Agreement.

         "Stock Acquisition Agreements" shall mean (i) the Stock Purchase Agreement dated as of December 29, 1999, between the Borrower and the sellers named therein relating to the acquisition of the capital stock of Harrison Well Service, Inc., a Texas corporation; (ii) the Stock Purchase Agreement dated as of February 8, 2000, between the Borrower and Clyde R. Wilson, relating to the acquisition of Sundown Operating, Inc., d/b/a Sundown Well Service, a Texas corporation; (iii) the Stock Purchase Agreement dated as of February 20, 2000 between the Borrower and Rex Busby and Madie Walker, as the sellers, relating to the acquisition of the capital stock of Eunice Well Servicing Co., Inc., a New Mexico corporation; (iv) the Stock Purchase Agreement dated as of March 1, 2000 between the Borrower and Thomas A. Best and Pam Taylor, Trustee of the Best Children's Trust, as the sellers, relating to the acquisition of the capital stock of Turn Around Trucking, Inc., a Texas corporation; and (v) the Acquisition Agreement dated as of March 14, 2000, between the Borrower and the stock sellers named therein relating to the acquisition of the capital stock of Gold Star Service Company, Inc., a New Mexico corporation, and all of the assets of Gold Star SWD, Ltd. Co., a New Mexico limited liability company.

         "Stock Acquisition" shall mean the Borrower's acquisition on the Closing Date of all of the issued and outstanding Stock of each of the Acquisition Subsidiaries pursuant to the Stock Acquisition Agreements.

         "Subordinated Agent's Account" shall mean the account specified by the Subordinated Agent as the Subordinated Agent's Account shall by written notice to the Borrower.

         "Subordinated Lenders" shall mean the Subordinated Lenders listed on the signature pages of this Subordinated Loan Agreement and each assignee that shall become a party to this Subordinated Loan Agreement pursuant to Section 9.4.

         "Subordinated Lender's Account" shall mean, for any Subordinated Lender, the account specified by such Subordinated Lender as its Subordinated Lender's Account by notice in writing to the Subordinated Agent.

         "Subordinated Lender's Maximum Commitment" shall mean $10,000,000.

         "Subordinated Loan" shall mean the loan evidenced by this Subordinated Loan Agreement consisting of the Advances made by the Subordinate Lenders under the Original Loan Agreement.

         "Subordinated Loan Documents" shall mean, collectively, the Subordinated Loan Agreement, the Subordinated Notes, the Refinancing Fee Agreement, the Guaranty, the Security Documents, the Subordination Agreement, and all other documents, agreements, and other instruments executed in connection with the Subordinated Loan Agreement as each of the foregoing may be amended, supplemented, or otherwise modified from time to time.

         "Subordinated Loan Obligations" shall mean all principal, interest, fees, reimbursements, indemnifications, and other amounts or obligations now or hereafter owed or performable by the Subordinated Loan Parties under the Subordinated Loan Documents.

         "Subordinated Loan Parties" shall mean the Borrower and the Subsidiaries.

         "Subordinated Note" shall mean a promissory note in substantially the form of Exhibit A made by the Borrower and payable to the order of any Subordinated Lender evidencing indebtedness of the Borrower to such Subordinated Lender resulting from the Subordinated Loan as the same may be amended, supplemented, or otherwise modified from time to time.

         "Subordination Agreement" shall mean the Amended and Restated Subordination and Intercreditor Agreement dated as of even date herewith among the Subordinated Loan Parties, the Subordinated Agent, and the Senior Agent as the same may be amended, supplemented, or otherwise modified from time to time.

         "Subscription Agreement" shall mean the Subscription Agreement dated June 15, 2000 between Subordinated Agent and Borrower relating to purchase of Standby Preferred Stock of Borrower as the same may be amended, supplemented, or otherwise modified from time to time .

         "Subsidiary" shall mean any entity of which more than 50% of the Voting Stock is owned of record or beneficially, directly or indirectly, by another entity. Unless otherwise specified or the context otherwise requires, "Subsidiary" refers to a Subsidiary of the Borrower and a Subsidiary of any other Subsidiary of the Borrower.

         "Tangible Net Worth" shall mean the following on a consolidated basis for the Borrower and its Subsidiaries, and shall be determined in accordance with GAAP, on a consistent basis with the latest audited statements of the Borrower and its Subsidiaries: consolidated shareholders' equity less the consolidated net book value of all assets that would be deemed "intangible" under GAAP.

         "Vehicles" means all of Borrower's present and future owned or leased crew cabs, pick-ups, vans, trucks, automobiles, tractors, trailers, and other mobile equipment.

         "Voting Stock" means Capital Stock of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or persons performing similar functions).

         Section 1.2       Accounting Principles.

                           (a) The Borrower shall not, and shall not permit any
of its Subsidiaries to, materially change any method of accounting employed in the preparation of their Financial Statements from the methods employed in the preparation of the audited consolidated Financial Statements dated as of December 31, 1999, unless required to conform to GAAP or approved in writing by the Subordinated Agent.

                           (b) Except as expressly provided for in this
Subordinated Loan Agreement, all accounting terms, definitions, ratios, and other tests described herein shall be construed in accordance with GAAP in effect from time to time.

                           (c) When the Financial Statements or financial
results of any group of Persons are described as "combined," that reference is to the financial statements or financial results of such Persons, but not their Subsidiaries, taken together on a combined basis after eliminating significant inter-entity balances and transactions.

                                    ARTICLE 2

                    AMOUNT AND TERM OF THE SUBORDINATED LOAN

         Section 2.1 Subordinated Loan. Subject to the terms, conditions and notice requirements and relying on the representations and warranties contained in this Subordinated Loan Agreement and the other Subordinated Loan Documents, on the Closing Date but effective as of the Effective Date Ten Million and No/100 Dollars ($10,000,000) of the outstanding principal amount owed by the Borrower under the Original Loan Agreement shall be converted into the Subordinated Loan which shall consist of Advances owed to each Subordinated Lender in an amount equal to such Subordinated Lender's Pro Rata Share of $10,000,000.

         Section 2.2       Repayment Obligations; Prepayments.

                           (a) Principal. The Borrower shall pay to the
Subordinated Agent for the ratable benefit of the Subordinated Lenders the aggregate outstanding principal amount of the Subordinated Loan on the Final Maturity Date.

                           (b) Voluntary Prepayments. The Subordinated Loan may
be prepaid in whole or in part, from time to time, without penalty or premium, following ten (10) days prior written notice to the Subordinated Agent. Any voluntary partial prepayments of principal must be in whole multiples of $100,000 and voluntary prepayments may only be made on a Payment Date and shall include all interest accrued on the Subordinated Loan and unpaid to the date of payment. Voluntary prepayments of principal may not be reborrowed. Any prepayments shall be made to the Subordinated Agent for the ratable benefit of the Subordinated Lenders.

                           (c) Mandatory Prepayments. After the Obligations (as
defined in the CITBC Financing Agreement) have been repaid in full, in the event of any disposition or transfer, including, without limitation, any transfer by merger or operation of law, by the Borrower or any Subsidiary of any of their respective assets, Capital Stock or debt securities, or should the Borrower or any Subsidiary secure any loans other than the Subordinated Loan or the loan under the CITBC Financing Agreement, and whether such sales or loans are undertaken with or without the consent of the Majority Subordinated Lenders, the net proceeds thereof (after deducting all reasonable costs and expenses incurred by the Borrower or Subsidiary in connection therewith) shall be delivered to the Subordinated Agent for the ratable benefit of the Subordinated Lenders as a mandatory prepayment of the Subordinated Loan provided that with regard to any disposition or transfer of any assets of the Borrower or its Subsidiaries, such prepayment shall only be required to the extent that such disposition or transfer requires the Subordinated Majority Lenders consent pursuant to Section
6.9. All mandatory prepayments shall be applied to the Subordinated Loan Obligations in accordance with Section 7.7. Mandatory prepayments of principal may not be reborrowed.

         Section 2.3       Payments and Computations.

                           (a) All payment hereunder shall be made in U.S.
Dollars. The Borrower shall make each payment under the Subordinated Loan Agreement and under the Subordinated Notes not later than 12:00 noon (New York, New York time) on the day when due to the Subordinated Agent's Account in immediately available funds. All payments by the Borrower hereunder shall be made without any offset, abatement, withholding, deduction, counterclaim, or reduction. Upon receipt of payment from the Borrower of any principal, interest, or fees due to the Subordinated Lenders, the Subordinated Agent shall promptly after receipt thereof distribute to the Subordinated Lenders their ratable share of such payments for the account of their respective Subordinated Lender's Account. If and to the extent that the Subordinated Agent shall not have so distributed to any Subordinated Lender its ratable share of such payments, the Subordinated Agent agrees that it shall pay interest on such amount for each day after the day when such amount is made available to the Subordinated Agent by the Borrower until the date such amount is paid to such Subordinated Lender by the Subordinated Agent at the Federal Funds Rate in effect from time to time. Interest on such amount shall be due and payable by the Subordinated Agent upon demand by such Subordinated Lender. Upon receipt of other amounts due solely to the Subordinated Agent or a specific Subordinated Lender, the Subordinated Agent shall distribute such amounts to the appropriate party to be applied in accordance with the terms of the Subordinated Loan Agreement. Whenever any payment shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest. If the time for payment for an amount payable is not specified in the Subordinated Loan Documents, or in any other document, the payment shall be due and payable ten (10) days after the date on which the Subordinated Agent or applicable Subordinated Lender demands payment therefor.

                           (b) Unless the Subordinated Agent shall have received
written notice from the Borrower prior to any date on which any payment is due to the Subordinated Lender that the Borrower shall not make such payment in full, the Subordinated Agent may assume that the Borrower has made such payment in full to the Subordinated Agent on such date and the Subordinated Agent may, in reliance upon such assumption, cause to be distributed to each Subordinated Lender on such date an amount equal to the amount then due such Subordinated Lender. If and to the extent the Borrower shall not have so made such payment in full to the Subordinated Agent, each Subordinated Lender shall repay to the Subordinated Agent forthwith on demand such amount distributed to such Subordinated Lender, together with interest thereon from the date such amount is distributed to such Subordinated Lender until the date such Subordinated Lender repays such amount to the Subordinated Agent, at an interest rate equal to, the Federal Funds Rate in effect from time to time.

                           (c)      Each Subordinated Lender agrees that if it
should receive any payment (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Subordinated Loan Documents, or otherwise) in respect of any obligation of the Borrower to pay principal, interest, fees, or any other obligation incurred under the Subordinated Loan Documents in a proportion greater than the total amount of such principal, interest, fees, or other obligation then owed and due by the Borrower to such Subordinated Lender bears to the total amount of principal, interest, fees, or other obligation then owed and due by the Borrower to the Subordinated Lenders immediately prior to such receipt, then such Subordinated Lender receiving such excess payment shall purchase for cash without recourse from the other Subordinated Lenders an interest in the obligations of the Borrower to such Subordinated Lenders in such amount as shall result in a participation by all of the Subordinated Lenders, in proportion with the Subordinated Lenders' respective pro rata shares, in the aggregate unpaid amount of principal, interest, fees, or any such other obligation, as the case may be, owed by the Borrower to all of the Subordinated Lenders; provided that if all or any portion of such excess payment is thereafter recovered from such Subordinated Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, in proportion with the Subordinated Lenders' respective Pro Rata Shares.

         Section 2.4       Interest.

                           (a) The outstanding principal balance of the
Subordinated Loan shall bear interest at a rate per annum equal to twelve percent (12%). The Borrower shall pay to the Subordinated Lenders all accrued but unpaid interest on the Subordinated Loan (i) except as permitted by Section 2.4(b), on each Payment Date and (ii) on the Final Maturity Date.

                           (b) Past due interest, principal and other amounts
hereunder shall bear interest at an interest rate per annum that is equal to the lesser of (i) the Default Rate or (ii) the Maximum Rate from the date due until paid.

                           (c) All computations of interest shall be made on the
basis of a 365/366 day year, as the case may be. All such computations shall be made for the actual number of days (including the first day but excluding the last day) occurring in the period for which such computation is being performed. Interest provided for under this Subordinated Loan Agreement and the Subordinated Notes shall be calculated on the unpaid sums actually loaned and outstanding pursuant to the terms of this Subordinated Loan Agreement and the Subordinated Notes and only for the period from the date or dates advanced until repaid. Each determination by the Subordinated Agent of an interest rate shall be conclusive and binding for all purposes, absent manifest error.

         Section 2.5 Subordinated Notes. To evidence the Advance made by each of the Subordinated Lenders pursuant to this Subordinated Loan Agreement, the Borrower will issue, execute and deliver a Subordinated Note to each Subordinated Lender in the principal amount of each Subordinated Lender's Maximum Commitment dated as of the Effective Date. The records of the Subordinated Agent shall be deemed rebuttably presumptive evidence of the principal amount owing on the Subordinated Notes. The liability for payment of principal and interest evidenced by Subordinated Notes shall be limited to the principal amounts actually loaned and outstanding under the Subordinated Notes and this Subordinated Loan Agreement and interest on such amounts calculated in accordance with the Subordinated Notes and this Subordinated Loan Agreement.

         Section 2.6       Taxes.

                           (a) Any and all payments by the Subordinated Loan
Parties shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges, or withholdings, and all liabilities with respect thereto, excluding, in the case of the Subordinated Lenders, taxes imposed on its income and franchise taxes imposed on it by any jurisdiction of which any the Subordinated Lenders is a citizen or resident or any political subdivision of such jurisdiction (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings, and liabilities being hereinafter referred to as "Taxes"). If any Subordinated Loan Party shall be required by law to deduct any Taxes from or in respect of any sum payable to any Subordinated Lender, (i) the sum payable shall be increased as may be necessary so that, after making all required deductions (including deductions applicable to additional sums payable under this Section 2.6), such Subordinated Lender receive an amount equal to the sum it would have received had no such deductions been made; (ii) such Subordinated Loan Party shall make such deductions; and
(iii) such Subordinated Loan Party shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

                           (b) The Borrower agrees to pay and hold each
Subordinated Lender harmless from and against any and all present and future stamp and other similar taxes with respect to this Subordinated Loan Agreement and any other Subordinated Loan Documents and save each Subordinated Lender harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay such taxes, and indemnify each Subordinated Lender for the full amount of taxes paid by the Subordinated Lenders in respect of payments made or to be made under this Subordinated Loan Agreement or any other Subordinated Loan Document and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto, whether or not such taxes were correctly or legally asserted (excluding taxes imposed on its income and franchise taxes imposed on it by any jurisdiction of which such Subordinated Lender is a citizen or resident or any political subdivision of such jurisdiction).

         Section 2.7       [Intentionally Omitted.]

         Section 2.8       [Intentionally Omitted.]

                                    ARTICLE 3

                              CONDITIONS OF CLOSING

         The amendment and restatement of the Original Loan Agreement pursuant to this Subordinated Loan Agreement is subject to the following conditions precedent:

                           (a)      The Subordinated Agent shall have received
copies of each of the following documents in form and content satisfactory to the Subordinated Agent and its counsel, duly executed by the parties thereto and, where applicable, acknowledged:

                                    (i) The Subordinated Loan Documents.

                                    (ii) Opinions of counsel to the Borrower
delivered on the Closing Date as the Subordinated Agent may request and that are acceptable to the Subordinated Agent addressing the existence and good standing of the Borrower and each Subsidiary, the authorization of the Subordinated Loan Documents, the enforceability of the Subordinated Loan Documents and the perfection of the liens under the Subordinated Loan Documents, the absence of conflicts with law, other material agreements, and court orders, the absence of litigation, and such other matters as the Subordinated Agent may request.

                                    (iii) Certificates, dated as of the
Effective Date, of the Secretary or an Assistant Secretary of each of the Borrower, the Subsidiaries and the Acquisition Subsidiaries (A) certifying as true, complete and correct the charter and by-laws of the Borrower, each Subsidiary and the Acquisition Subsidiaries, and resolutions of the Board of Directors of the Borrower, each respective Subsidiary and the Acquisition Subsidiaries attached thereto, (B) as to the absence of proceedings or other action for dissolution, liquidation or reorganization of the Borrower, each Subsidiary and the Acquisition Subsidiaries, (C) as to the incumbency of the officers of the Borrower, the Subsidiaries and the Acquisition Subsidiaries who shall have executed instruments, agreements, and other documents in connection with the transactions contemplated hereby or by the Subordinated Loan Documents, and (D) covering such other matters, and with such other attachments thereto, as the Subordinated Agent may request, and such certificate and the attachments thereto shall be satisfactory in form and substance to the Subordinated Agent.

                                    (iv) Original Certificates of Title to each
of the certificated vehicles owned by the Borrower, and the Acquisition Subsidiaries, each endorsed by the applicable Subordinated Loan Party to evidence that such vehicle is subject to a security interest in favor of the Subordinated Agent for the benefit of the Subordinated Lenders.

                                    (v) The Bailment Agreement.

                                    (vi) All other documents reasonably
requested by the Subordinated Agent in connection with the transaction contemplated by this Subordinated Loan Agreement.

                           (b) Each of the Mortgages, Financing Statements, and
Certificates of Title referenced in subparagraph (a) above, and any other document reasonably required by the Subordinated Agent to be filed of record, shall have been filed of record with the appropriate party in order to put third parties on notice of the liens, security interests or other rights granted by the Subordinated Loan Parties in the Collateral.

                           (c) Stock certificates of Capital Stock of the
Acquisition Subsidiaries pledged pursuant to the Pledge Agreements, along with stock powers endorsed in blank and financing statements executed by each of the Pledgors in connection with the perfection of the Liens created by the Pledge Agreements shall have been delivered to CITBC pursuant to the terms of the Bailment Agreement.

                           (d) The Subordinated Agent shall have completed its
due diligence review of such matters as it shall deem appropriate, and all other documents relating thereto, the Borrower's, each Subsidiaries' and each Acquisition Subsidiaries' properties and operations thereof, compliance with Environmental Laws, and any available reports related thereto, and the results of such due diligence review shall be satisfactory to the Subordinated Agent.

                           (e) The Subordinated Agent shall have received
insurance certificates for the Borrower, its Subsidiaries and the Acquisition Subsidiaries reflecting the insurance coverage required under this Subordinated Loan Agreement.

                           (f) The Borrower shall have provided the Subordinated
Agent with a copy of a twelve (12) month projected income statement and capital budget, commencing with the Effective Date, which has been approved by board of director's of Borrower and which is satisfactory to the Subordinated Agent in its sole discretion.

                           (g) The Borrower shall have delivered to the
Subordinated Agent copies of audited Financial Statements of the Borrower as of December 31, 1999, unaudited Financial Statements of the Borrower as of March 31, 2000, and there shall not have occurred any Material Adverse Effect in the business, assets or financial condition of any of the Borrower or any of its Subsidiaries since March 31, 2000.

                           (h) As of the Effective Date and the Closing Date, no
Default exists or would reasonably be expected to occur by virtue of making the Subordinated Loan or the loans under the CITBC Financing Agreement or after giving effect to the transactions contemplated by the Subordinated Loan Documents.

                           (i) Except to the extent any of them relate to any
earlier date, all of the representations and warranties of the Borrower and each other Subordinated Loan Party contained in the Subordinated Loan Documents shall be true and correct as of the Effective Date and as of the Closing Date of the Subordinated Loan. The Subordinated Loan Documents shall have been executed and delivered by the Subordinated Loan Parties as appropriate and such documents shall be in full force and effect.

                           (j) As of the Effective Date and the Closing Date,
the Borrower shall have performed and complied with all agreements and conditions set forth in or contemplated hereunder or in any other Subordinated Loan Document or in the Equity Documents required to be performed or complied with by it at or prior to each of such dates.

                           (k) The Borrower shall have paid to Subordinated
Agent for the benefit of the Subordinated Lenders all amounts payable pursuant to Section 9.2 of this Subordinated Loan

Agreement and shall have paid to the Subordinated Lender all payments required under the terms of the Refinancing Fee Agreement.

                           (l) The Borrower shall have provided schedules to the
Subordinated Loan Documents in form and substance satisfactory to the Subordinated Agent.

                           (m) (i) The CITBC Financing Agreement shall have been
executed and delivered by all parties thereto and the conditions precedent set forth in Section 2 of the CITBC Financing Agreement shall have been satisfied and (ii) the conditions precedent, covenants and agreements set forth in the Subscription Agreement shall have been satisfied.

                           (n) The Public Offering shall have been completed and
the Borrower shall have received in one or more wire transfers not less than $49,500,000 as cash proceeds thereof and/or pursuant to the issuance and sale of Standby Preferred Stock pursuant to the Subscription Agreement.

                           (o) The Borrower shall have fully consummated the
Acquisitions, and the Borrower shall have delivered or made available to the Subordinated Agent or its counsel, and the Subordinated Agent shall be satisfied with the documents governing the Acquisitions, including without limitation, the purchase agreements, all other purchase and sale documentation, covenants not to compete, indemnities provided to the Borrower by the sellers, and opinions of counsel. The Acquisitions shall have been lawfully consummated without a waiver of any material terms and conditions with respect thereto and the Borrower shall have acquired indefeasible title, free and clear or all Liens to the stock or assets covered thereby.

                           (p) CITBC shall have purchased the Indebtedness owed
pursuant to the Senior Loan Agreement on terms satisfactory to the Subordinated Agent.

                           (q) The Borrower shall have paid to Subordinated
Agent, for the ratable benefit of the Subordinated Lenders, principal, interest, and such other amounts so that on the Closing Date the outstanding principal amount of the Subordinated Loan is $10,000,000 and no accrued but unpaid interest is outstanding as of the Closing Date.

                           (r) No Default, Event of Default, or Material Adverse
Effect shall have occurred or be continuing.

                           (s) The Borrower shall have provided to the
Subordinated Agent such other information, documents, and agreements as it may reasonably have requested.

                                    ARTICLE 4

                         REPRESENTATIONS AND WARRANTIES

         In order to induce the Subordinated Lenders to enter into this Subordinated Loan Agreement and to make the Subordinated Loan hereunder, the Borrower represents and warrants to the Subordinated Agent and each of the Subordinated Lenders that as of the Effective Date and as of the Closing Date:

         Section 4.1 Corporate Existence. The Borrower and each of its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was incorporated and is duly qualified as a foreign corporation in all jurisdictions in which qualification is required.

         Section 4.2 Corporate Power and Authorization. The Borrower is duly authorized and empowered to create and issue the Subordinated Notes and is duly authorized and empowered to execute, deliver, and perform its obligation pursuant to, each of the Subordinated Loan Documents to which it is a party. Each Subsidiary is duly authorized and empowered to execute, deliver, and perform its obligations pursuant to, each of the Subordinated Loan Documents to which it is a party. All corporate and other action on the Borrower's and each Subsidiaries' part, requisite for the due execution, delivery, and performance of the Subordinated Loan Documents to which each is a party has been duly and effectively taken.

         Section 4.3 Binding Obligations. The Subordinated Loan Documents constitute valid and binding obligations of the Borrower and each Subsidiary, respectively, enforceable in accordance with their respective terms (except that enforcement may be subject to any applicable bankruptcy, insolvency, or similar debtor relief laws now or hereafter in effect and relating to or affecting the enforcement of creditors rights generally) and general principles of equity.

         Section 4.4 No Legal Bar Or Resultant Lien. The Subordinated Loan Documents do not and will not violate any provisions of any contract, agreement, law, regulation, order, injunction, judgment, decree, or writ to which the Borrower or any of its Subsidiaries is subject, or result in the creation or imposition of any lien or other encumbrance upon any assets or properties of the Borrower or any of its Subsidiaries other than those contemplated by this Subordinated Loan Agreement.

         Section 4.5 No Consent. The execution, delivery, and performance by the Borrower and each Subsidiary of the Subordinated Loan Documents to which each is a party does not require the consent or approval of any other person or entity, including without limitation any Governmental Authority.

         Section 4.6 Financial Condition. The audited consolidated Financial Statements of the Borrower dated December 31, 1999, which have been delivered to the Subordinated Agent are complete and correct in all material respects, and fully and accurately reflect in all material respects the financial condition and results of the operations of the Borrower as of the date or dates and for the period or periods stated, and such Financial Statements have been prepared in accordance with GAAP. The unaudited consolidated Financial Statements of the Borrower dated March 31, 2000, which have been delivered to the Subordinated Agent are complete and correct in all material respects, and fully and accurately reflect in all material respects the financial condition and results of the operations of the Borrower as of the date or dates and for the period or periods stated, and such Financial Statements have been prepared in accordance with GAAP. Since March 31, 2000, no change has occurred in the condition, financial or otherwise, of the Borrower which could have a Material Adverse Effect.

         Section 4.7 Liabilities. Neither the Borrower nor any of its Subsidiaries have any material (individually or in the aggregate) liability, direct or contingent, except as disclosed in the Financial Statements described in Section 4.6. No unusual or unduly burdensome restrictions, restraint, or hazard exists by contract, law or governmental regulation, or otherwise relative to the business, assets, or properties of the Borrower or any of its Subsidiaries.

         Section 4.8 Litigation. Except as described in the consolidated Financial Statements of the Borrower described in Section 4.6, there is no litigation, legal or administrative proceeding, investigation, or other action of any nature pending or, to the knowledge of the officers of the Borrower, threatened against or affecting the Borrower or any of its Subsidiaries which could have a Material Adverse Effect which involves the possibility of any judgment or liability not fully covered by insurance.

         Section 4.9 Taxes; Governmental Charges. The Borrower and each of its Subsidiaries have filed all tax returns and reports required to be filed and has paid all taxes, assessments, fees, and other governmental charges levied upon it or its assets, properties, or income which are due and payable, including interest and penalties or has provided adequate reserves, if required, in accordance with GAAP for the payment thereof, except such as are being contested in good faith by appropriate proceedings and for which adequate reserves for the payment thereof as required by GAAP has been provided and levy and execution thereon have been stayed and continue to be stayed.

         Section 4.10 Ownership of Property; Liens; Leases of Equipment. Each of the Borrower and its Subsidiaries has good and marketable title in fee simple (except for exceptions to title as will not in the aggregate materially interfere with the present or contemplated use of the property affected thereby) to, or a valid leasehold interest in, all its real property, and good and marketable title to all its other property, and in all cases enjoys peaceful and undisturbed possession thereof, and none of such property is subject to any Lien except Permitted Liens. None of the equipment or inventory owned by Borrower or any of its Subsidiaries has been leased by such Person as lessor.

         Section 4.11 Intellectual Property. Borrower and each Subsidiary owns, or is licensed to use, all trademarks, trade names, trade secrets, copyrights, technology, know-how, and processes necessary for the conduct of its business as currently conducted (the "Intellectual Property"). No claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does the Borrower know of any valid basis for any such claim. The use of such Intellectual Property by the Subordinated Loan Parties does not infringe on the rights of any Person.

         Section 4.12 Defaults. Neither the Borrower nor any of its Subsidiaries are in default and no event or circumstance has occurred which, but for the passage of time or the giving of notice, or both, would constitute a default under any loan or credit agreement, indenture, mortgage, deed of trust, security agreement, or other agreement or instrument to which the Borrower or any of its Subsidiaries is a party. No Event of Default hereunder has occurred and is continuing.

         Section 4.13 Casualties; Taking of Properties. Since March 31, 2000 neither the business nor the assets or properties of the Borrower or any of its Subsidiaries have been affected, as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike, or other labor disturbance, embargo, requisition, or taking of property or cancellation of contracts, permits, or concessions by any domestic or foreign Governmental Agency thereof, riot, activities of armed forces, or acts of God or of any public enemy.

         Section 4.14 Margin Stock. The Borrower is not engaged principally or as one of its important activities in the business of extending credit for the purpose of purchasing or carrying any "margin stock" as defined in Regulation U of the Board of Governors of the Federal Reserve System (12 C.F.R. part 221), or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry a margin stock or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of said Regulation U. Neither the Borrower nor any Person acting on behalf of the Borrower have taken or will take any action which might cause the loans hereunder or any of the Subordinated Loan Documents to violate Regulation U or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Securities Exchange Act of 1934 or any rule or regulation thereunder, in each case as now in effect or as the same may hereafter be in effect.

         Section 4.15 Location of Business and Offices. The place of business or, if it has more than one place of business, the chief executive office of the Borrower and its Subsidiaries is located at 406 N. Big Spring, Midland, Texas 79701-4326.

         Section 4.16 Compliance with the Law. Neither the Borrower nor any of its Subsidiaries:

                  (a) is in violation of any law, judgment, decree, order, ordinance, or governmental rule or regulation to which the Borrower or any of its Subsidiaries, or any of their assets or properties are subject;

                  (b) have failed to obtain any license, permit, franchise or other governmental authorization necessary to the ownership of any of its assets or properties or the conduct of their business;

which violation or failure is individually, or in the aggregate, reasonably expected to have a Material Adverse Effect.

         Section 4.17      No Material Misstatements.

                  (a) There are no facts or conditions relating to the Subordinated Loan Documents or the financial condition, assets, or business prospects of the Borrower or any of its Subsidiaries that could, collectively or individually, have a Material Adverse Effect. No certificate or representation or warranty of Borrower or its Subsidiaries in the Basic Documents contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements in such Basic Documents not misleading.

                  (b) The Financial Statements and other related financial data (excluding all projections and pro forma financial data) furnished to the Subordinated Agent by or at the direction of the Borrower or any of its Subsidiaries in connection with the negotiation of this Subordinated Loan Agreement do not contain any material misstatement of fact and, when considered with all other written statements furnished to the Subordinated Agent in that connection, such Financial Statements, related financial data (excluding all projections and pro forma financial data) do not omit to state a material fact or any fact necessary to make the statement contained therein not misleading.

         Section 4.18 ERISA. The Borrower and of its Subsidiaries are in compliance in all respects with the applicable provisions of ERISA, and no "reportable event", as such term is defined in Section 4043 of ERISA, has occurred with respect to any Plan of the Borrower or any of its Subsidiaries.

         Section 4.19      Environmental Matters.  Except as disclosed on
Schedule 4.19:

                           (a) Environmental Laws, etc. None of the property of
the Borrower or any of its Subsidiaries nor the operations conducted thereon violate any applicable order of any court or Governmental Authority or Environmental Laws which could reasonably be expected to result in remedial obligations assuming disclosure to the applicable Governmental Authority of all relevant facts, conditions, and circumstances, if any, pertaining to the relevant property.

                           (b) No Litigation. Without limitation of paragraph
(a) above, no property of the Borrower or any of its Subsidiaries, nor the operations currently conducted thereon or by any prior owner or operator of such property or operation, are in violation of or subject to any existing, pending, or threatened action, suit, investigation, inquiry, or proceeding by or before any Governmental Authority or to any remedial obligations under Environmental Laws which could reasonably be expected to result in remedial obligations assuming disclosure to the applicable Governmental Authority of all relevant facts, conditions, and circumstances, if any, pertaining to the relevant property.

                           (c) Notices, Permits, etc. All notices, permits,
licenses, or similar authorizations, if any, required to be obtained or filed by the Borrower or any of its Subsidiaries in connection with the operation or use of any and all property of the Borrower or any of its Subsidiaries, including but not limited to past or present treatment, storage, disposal, or release of a hazardous substance or solid waste into the environment, have been duly obtained or filed which could reasonably be expected to result in remedial obligations assuming disclosure to the applicable Governmental Authority of all relevant facts, conditions, and circumstances, if any, pertaining to the relevant property.

                           (d) Hazardous Substances Carriers. All hazardous
substances or solid waste generated at any and all property of the Borrower or any of its Subsidiaries have in the past been transported, treated, and disposed of only by carriers maintaining valid permits under any Environmental Law and only at treatment, storage, and disposal facilities maintaining valid permits under any Environmental Law, which carriers and facilities have been and are operating in compliance with such permits which could reasonably be expected to result in remedial obligations assuming disclosure to the applicable Governmental Authority of all relevant facts, conditions, and circumstances, if any, pertaining to the relevant property.

                           (e) Hazardous Substances Disposal. The Borrower and
Subsidiaries have taken all reasonable steps necessary to determine and have determined that no hazardous substances or solid waste have been disposed of or otherwise released and there has been no threatened release of any hazardous substances on or to any property of the Borrower or any of its Subsidiaries, except in compliance with Environmental Laws which could reasonably be expected to result in remedial obligations assuming disclosure to the applicable Governmental Authority of all relevant facts, conditions, and circumstances, if any, pertaining to the relevant property.

                           (f) OPA Requirements. To the extent applicable, the
Borrower and each of its Subsidiaries have complied with all design, operation, and equipment requirements imposed by OPA or scheduled to be imposed by OPA, and the Borrower does not have reason to believe that either it or its Subsidiaries will not be able to maintain such compliance with OPA requirements through the Final Maturity Date.

                           (g) No Contingent Liability. Neither the Borrower nor
any of its Subsidiaries have any contingent liabilities in connection with any release or threatened release of any hazardous substance or solid waste into the environment other than such contingent liabilities at any one time and from time to time which could reasonably be expected to exceed an aggregate of $500,000 in excess of applicable insurance coverage and for which adequate reserves for the payment thereof as required by GAAP have not been provided, or which could reasonably be expected to result in remedial obligations assuming disclosure to the applicable Governmental Authority of all relevant facts, conditions, and circumstances, if any, pertaining to such release or threatened release.

         Section 4.20 Subsidiaries; Partnerships. There are no Subsidiaries of the Borrower other than (i) as set forth on Schedule 4.20(a) or (ii) Subsidiaries that have complied with the provisions of Section 6.12. All of the issued and outstanding shares of Capital Stock of the Subsidiaries of the Borrower have been duly and validly authorized and issued and are fully paid and non-assessable and free of preemptive rights, and, such shares are owned by the Borrower or one of its Subsidiaries free and clear of any Lien other than Permitted Liens. Except as set forth on Schedule 4.20(a), there are no outstanding warrants, options, or other rights to purchase or acquire any of the shares of Capital Stock of any Subsidiary, nor any outstanding securities convertible into such shares or outstanding warrants, options, or other rights to acquire any such convertible securities.

         Section 4.21 Certain Fees. Except for the refinancing fee payable pursuant to the Refinancing Fee Agreement and the drawdown fee payable to ECT Securities Limited Partnership in connection with the Subscription Agreement, no fees or commissions will be payable by the Borrower to brokers, finders, investment bankers, the Subordinated Agent or Subordinated Lenders with respect the consummation of the transactions with the Subordinated Agent and the Subordinated Lenders contemplated by this Subordinated Loan Agreement. The Borrower agrees that it will indemnify and hold harmless the Subordinated Agent and the Subordinated Lenders from and against any and all claims, demands, or liabilities for broker's, finders, placement or other similar fees or commissions incurred by the Borrower or alleged to have been incurred by the Borrower in connection with the consummation of the transactions contemplated by this Subordinated Loan Agreement.

         Section 4.22 Purpose of Loans. As more fully set forth in Section 2.2, the proceeds of the Subordinated Loan and the loans under the CITBC Financing Agreement shall be used only for restructuring the Indebtedness owed to the Subordinated Lenders under the terms of the Original Loan Agreement, for the reasonable fees, expenses, and financing costs incurred by the Borrower in connection with the foregoing and for the general corporate purposes of the Borrower and its Subsidiaries. The proceeds of the Subordinated Loan shall not be used for any purpose which violates applicable Requirements of Law, including laws regulating investments in foreign jurisdictions.

         Section 4.23 Support and Security Documents. The Security Documents are effective to create in favor of the Subordinated Agent for the benefit of the Subordinated Lenders, a legal, valid, and enforceable mortgage lien, security interest, or other interest in the Collateral pledged thereunder and the proceeds thereof in accordance with the terms of the Security Documents.

         Section 4.24 Employment. All inventory of Borrower and each Subsidiary has been and will hereafter be produced, and all services of Borrower and each Subsidiary has been and will hereafter be rendered, in compliance with all applicable material laws, rules, regulations, and governmental standards, including, without limitation, the minimum wage and overtime provisions of the Fair Labor Standards Act, as amended (29 U.S.C. ss.ss. 201-219), and the regulations promulgated thereunder.

         Section 4.25      [Intentionally Omitted].

         Section 4.26 Insurance. All material policies of fire, liability, workmen's compensation and other forms of insurance owned or held by the Borrower and each of its Subsidiaries are in full force and effect, all premiums with respect thereto covering all periods up to and including the Effective Date and the Closing Date have been or will be paid, and no notice of cancellation or termination has been received with respect to any such policy. Such policies are sufficient for compliance with all requirements of law and of all agreements to which the Borrower and each of its Subsidiaries is a party; are valid, outstanding and enforceable policies; provide adequate insurance coverage in at least such amounts and against at least such risks (but including in any event public liability) as are usually insured against in the same general area by companies engaged in the same or a similar business for the assets and operations of the Borrower and each of its Subsidiaries; will remain in full force and effect through their respective dates without the payment of additional premiums; and will not in any way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Subordinated Loan Agreement. None of the Borrower nor any of its Subsidiaries has been refused any insurance with respect to its Property or operations, nor has its coverage been limited below usual and customary policy limits, by an insurance carrier to which it has applied for any such insurance or with which it has carried insurance during the last three years.

         Section 4.27 Hedging Agreements. Schedule 4.27 sets forth, as of the date hereof, a true and complete list of all hedging agreements, financing transactions and swap transactions (including commodity price swap agreements, forward agreements or contracts of sale which provide for prepayment for deferred shipment or delivery of oil, gas or other commodities) of the Borrower and each of its Subsidiaries, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark to market value thereof, all credit support agreements relating thereto (including any margin required or supplied), and the counter party to each such agreement.

                                    ARTICLE 5

                              AFFIRMATIVE COVENANTS

         From the Effective Date and for so long as any part of the Commitments or the Subordinated Loan Obligations is outstanding, the Borrower shall and shall cause each of its Subsidiaries to (and where applicable shall cause other Persons to):

         Section 5.1 Financial Statements and Reports. The Borrower shall promptly furnish to the Subordinated Agent from time to time upon request such information regarding the business and affairs and financial condition of the Borrower and its Subsidiaries as the Subordinated Agent may request, and will furnish to the Subordinated Agent:

                  (a) Within ninety (90) days after the end of each Fiscal Year of the Borrower, a copy of the form 10-K (including all financial statements contained therein) filed by the Borrower as of the end of and for such Fiscal Year then ended, together with a Consolidated Balance Sheet, audited by independent public accountants selected by the Borrower and satisfactory to the Subordinated Agent together with statements of profit and loss, cash flow and reconciliation of surplus of the Borrower and its Subsidiaries for such year and an unaudited Consolidating Balance Sheet as at the close of such Fiscal Year;

                  (b) Within forty-five (45) days after the end of each Fiscal Quarter of the Borrower, a copy of the form 10-Q (including all financial statements contained therein) filed by the Borrower as of the end of and for such Fiscal Quarter then ended, together with a Consolidated Balance Sheet and Consolidating Balance Sheet as at the end of such period and statements of profit and loss, cash flow and surplus of the Borrower and its Subsidiaries, certified by an authorized financial or accounting officer of the Borrower;

                  (c) Within thirty (30) days after the end of each month, a Consolidated Balance Sheet as at the end of such period and statements of profit and loss, cash flow and surplus of the Borrower and its Subsidiaries for such period, certified by an authorized financial or accounting officer of the Borrower;

                  (d) As soon as available, one copy of each (if any) financial statement, report, notice or proxy statement sent by the Borrower to its stockholders or other security holders generally, one copy of each (if any) regular, periodic or special report (including, without limitation, reports on forms 10-K, 10-Q and 8-K), registration statement or prospectus filed by the Borrower with any securities exchange or the Securities and Exchange Commission or any successor agency and one copy of each press release or other statement made by the Borrower to the public containing material developments relating to its business, operations or prospects; and

                  (e) from time to time, such further information regarding the business affairs and financial condition of the Borrower and/or any subsidiary thereof as the Subordinated Agent may reasonably request, including without limitation (i) the accountant's management practice letter and (ii) annual cash flow projections in form satisfactory to the Subordinated Agent.

All such information, reports, and Financial Statements referred to in this
Section 5.1 shall be in such detail as the Subordinated Agent may reasonably request and shall be prepared in a manner consistent with the requirements set forth above and in Section 1.2.

         Section 5.2 Certificates of Compliance. Concurrently with the furnishing of the annual audited Financial Statements pursuant to Section 5.1(a) hereof, the quarterly unaudited Financial Statements pursuant to Section 5.1(b), and each of the monthly unaudited Financial Statements pursuant to Section 5.1(c) hereof, the Borrower will furnish or cause to be furnished to the Subordinated Agent a certificate in the form of Exhibit 5.2. Borrower will furnish to Subordinated

Agent at Borrower's expense all certifications which the Subordinated Agent from time to time reasonably requests, as to the accuracy and validity of or compliance with all representations, warranties and covenants made by Borrower in any of the Subordinated Loan Documents, the satisfaction of all conditions contained therein, the absence of any Default and all other matters pertaining thereto.

         Section 5.3 Accountants' Certificate. Concurrently with the furnishing of the annual audited Financial Statements pursuant to Section 5.1(a) hereof, the Borrower will furnish a statement from the firm of independent public accountants which prepared such statements to the effect that nothing has come to their attention to cause them to believe that there existed on the date of such statements any Event of Default.

         Section 5.4 Taxes Other Liens. The Borrower shall, and shall cause each Subsidiary to, pay and discharge promptly all taxes, assessments, and governmental charges or levies imposed upon the income or any assets or property of any of such entities as well as all claims of any kind (including claims for labor, materials, supplies, and rent) which, if unpaid, might become a Lien or other encumbrance upon any or all of the assets or property of any of such entities; provided, however, that the Borrower and each Subsidiary shall not be required to pay any such tax, assessment, charge, levy, or claim if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings diligently conducted, levy and execution thereon have been stayed and continue to be stayed, and the Borrower and each Subsidiary, or any of them, as the case may be, shall have set up adequate reserves therefor, if required, under GAAP.

         Section 5.5 Compliance with Laws. The Borrower shall, and shall cause each Subsidiary to, observe and comply, in all material respects, with all applicable laws, statutes, codes, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, orders, and restrictions of applicable Governmental Authorities, including those relating to Environmental Laws.

         Section 5.6 Further Assurances. The Borrower shall, and shall cause each Subsidiary to, cure promptly any defects in the creation and issuance of the Subordinated Loan Documents. The Borrower shall, and shall cause each Subsidiary at their sole expense to, promptly execute and deliver to the Subordinated Agent upon its reasonable request all such other and further documents, agreements, and instruments in compliance with or accomplishment of the covenants and agreements in the Subordinated Loan Documents including all documents, agreements and instruments necessary to grant the Subordinated Agent for the benefit of the Subordinated Lenders a Lien on all assets of the Subordinated Loan Parties subject only to the Permitted Liens.

         Section 5.7 Insurance. The Borrower will at all times keep all of its and each Subsidiaries' properties which are of an insurable nature insured with insurers reasonably believed by the Borrower to be financially sound, reputable and responsible, against loss or damage to the extent that property of similar character is usually so insured by corporations similarly situated and owning like properties, as determined by the Subordinated Agent.

         Section 5.8 Accounts and Records. The Borrower shall, and shall cause each of its Subsidiaries to, keep books, records, and accounts in which full, true, and correct entries will be made of all dealings or transactions in relation to its business and activities, prepared in a manner consistent with the requirements of Section 1.2. Upon request of the Subordinated Agent, the Borrower shall furnish profit and loss statements for each field office of the Borrower and its Subsidiaries.

         Section 5.9 Right of Inspection. The Borrower shall, and shall cause each of its Subsidiaries to, permit any officer, employee, or agent of the Subordinated Agent to examine their books, records, and accounts, and take copies and extracts therefrom, all at such reasonable times and as often as the Subordinated Agent may reasonably request. The Subordinated Agent will keep all such information confidential and will not without prior written consent disclose or reveal the information or any part thereof to any person other than the Subordinated Lenders and each of the Subordinated Agent's and Subordinated Lenders' officers, employees, legal counsel, regulatory authorities, or advisors to whom it is necessary to reveal such information for the purpose of effectuating the agreements and undertakings specified herein or as otherwise required by law or in connection with the enforcement of the Subordinated Agent's and the Subordinated Lenders' rights and remedies under the Subordinated Loan Documents.

         Section 5.10 Notice of Certain Events. The Borrower shall promptly and in any event within five (5) days notify the Subordinated Agent if the Borrower or any of its Subsidiaries learns of the occurrence of (i) an Event of Default together with a detailed statement by the Borrower of the steps being taken to cure the Event of Default; (ii) any legal, judicial, or regulatory proceedings affecting the Borrower or any of its Subsidiaries or any of the assets or properties of the Borrower or any of its Subsidiaries; (iii) any dispute between the Borrower or any of its Subsidiaries and any Governmental Authority or any other person or entity which, if adversely determined, could cause a Material Adverse Effect; (iv) any judgment, liability, casualty or other loss that is not insured by the Borrower or its Subsidiaries; (v) any notice delivered by Borrower to CITBC under the CITBC Financing Agreement; or (vi) any other matter that could reasonably be expected to have a Material Adverse Effect.

         Section 5.11 ERISA Information and Compliance. The Borrower shall promptly furnish to the Subordinated Agent immediately upon becoming aware of the occurrence of any "reportable event", as such term is defined in Section 4043 of ERISA, or of any "prohibited transaction", as such term is defined in
Section 4975 of the Internal Revenue Code of 1986, as amended, in connection with any Plan or any trust created thereunder, a written notice signed by the president or the chief financial officer of the Borrower, specifying the nature thereof, what action the Borrower is taking or proposes to take with respect thereto, and, when known, any action taken by the Internal Revenue Service with respect thereto.

         Section 5.12 Environmental Reports and Notices. The Borrower will deliver to the Subordinated Agent (i) promptly upon its becoming available, one copy of each report sent by the Borrower or any of its Subsidiaries to any court, Governmental Agency, or instrumentality pursuant to any Environmental Law, (ii) notice, in writing, promptly upon the Borrower's or any of its Subsidiaries' learning that they have received notice or otherwise learned of any claim, demand, action, event, condition, report, or investigation indicating any potential or actual liability arising in connection with (x) the non-compliance with or violation of the requirements of any Environmental Law;
(y) the release or threatened release of any toxic or hazardous waste into the environment or which release the Borrower or any of its Subsidiaries would have a duty to report to any court or Government Agency or instrumentality, or (iii) prompt notice of the existence of any Lien related to violation of Environmental Laws or any liabilities for cleanup thereunder on any properties or assets of the Borrower or any of its Subsidiaries.

         Section 5.13 Maintenance. The Borrower shall, and shall cause each Subsidiary to (i) observe and comply in all material respects with all Environmental Laws; (ii) (A) maintain all of the assets and properties of such Person in good and workable condition at all times and (B) make all repairs, replacements, additions, betterments, and improvements to such assets and properties as are needed and proper so that with respect to clauses (A) and (B) the business carried on by the Borrower and its Subsidiaries may be conducted properly and efficiently at all times in accordance with the good faith reasonable business judgment of the Borrower and its Subsidiaries provided, however, that nothing in this Section shall prevent the Borrower and its Subsidiaries from discontinuing the maintenance of any of their properties if such discontinuance is, in the good faith reasonable business judgment of the Borrower and its Subsidiaries, desirable in the conduct of the business of the Borrower or any such Subsidiary and not disadvantageous in any material respect to the Subordinated Lenders;(iii) take or cause to be taken whatever actions are necessary or desirable to prevent an event or condition of default by the Borrower or any Subsidiary under the provisions of any contract, agreement, or lease comprising a part of the Collateral hereunder; and (iv) furnish to the Subordinated Agent upon request evidence satisfactory to the Subordinated Agent that there are no Liens, claims, or encumbrances superior to the Liens of the Subordinated Lenders on such assets and properties, except Permitted Liens.

         Section 5.14 New Subsidiary. Upon the formation or acquisition of any new Subsidiary, the Borrower shall cause such Subsidiary to promptly execute and deliver to the Subordinated Agent any joinder agreements requested by the Subordinated Agent to cause such new Subsidiary to become a party to a Guaranty and any security agreements, pledge agreements, mortgages, and other agreements requested by the Subordinated Agent to cause such new Subsidiary to pledge its assets to the Subordinated Agent for the benefit of the Subordinated Lenders. In connection therewith, the Borrower shall provide corporate documentation and opinion letters reasonably satisfactory to the Subordinated Agent reflecting the corporate status of such new Subsidiary of the Borrower and the enforceability of such agreements.

         Section 5.15      [Intentionally Omitted].

         Section 5.16 Change of Principal Place of Business. The Borrower shall, and shall cause the Subsidiaries to, give Subordinated Agent at least thirty
(30) days prior written notice of its intention to move its principal place of business from the address set forth in Section 4.15 hereof.

         Section 5.17      [Intentionally Omitted].


                                    ARTICLE 6

                               NEGATIVE COVENANTS

         From the Effective Date and for so long as any part of the Commitments or the Subordinated Loan Obligations is outstanding, the Borrower shall not and shall cause each of its Subsidiaries not to (and where applicable shall cause other Persons not to):

         Section 6.1 Liens. The Borrower shall not, and shall not permit any Subsidiary to, create, incur, assume, or permit to exist any Lien on any of its assets or properties except for Permitted Liens.

         Section 6.2 Mergers. The Borrower shall not, and shall not permit any of its Subsidiaries to, consolidate or merge with or into any other Person, to liquidate, dissolve or incur a name change, including a change of trade name.

         Section 6.3 Indebtedness and Other Obligations. The Borrower shall not, and shall not permit any of the Subsidiaries to incur, create, assume, or in any manner become or be liable in respect of any Indebtedness, except that the foregoing restriction shall not apply to:

                           (a) Indebtedness under the Subordinated Loan
Documents;

                           (b) Indebtedness under the CITBC Loan Documents, the
outstanding principal amount of which shall not exceed $35,000,000;

                           (c) Indebtedness disclosed in Schedule 6.3;

                           (d) taxes, assessments, or other government charges
which are not yet due or are being contested in good faith by appropriate action promptly initiated and diligently conducted, if such reserve as shall be required by GAAP shall have been made therefor and levy and execution thereon have been stayed and continue to be stayed;

                           (e) obligations for trade payables and ordinary
operating liabilities payable within one hundred twenty (120) days from the date incurred, incurred in the ordinary course of business as conducted on the Effective Date;

                           (f) any renewals, extensions, substitutions,
refinancings or replacements (each, for purposes of this clause, a "refinancing") by the Borrower of any Indebtedness of the Borrower described in clause (a) and (b) above, including any successive refinancings by the Borrower, so long as in each case the refinanced Indebtedness meets the requirements of the Indebtedness being refinanced as set forth above and, without limiting the foregoing, (i) any such new Indebtedness shall be in a principal amount that does not exceed the principal amount so refinanced, (ii) in the case of any refinancing of nonrecourse indebtedness such new Indebtedness is also nonrecourse indebtedness, and (iii) such new Indebtedness has a stated maturity that is no shorter than the stated maturity of the Indebtedness being refinanced; and

                           (g) Indebtedness secured by the Purchase Money Liens.

         Section 6.4 Dividends; Compensation. Except for any dividends payable pursuant to any Standby Preferred Stock issued under the Subscription Agreement or the redemption thereof by the Borrower, the Borrower shall not declare or pay any cash dividend, purchase, redeem or otherwise acquire for value any of its Capital Stock now or hereafter outstanding, return any capital to stockholders, or make any distribution of its assets to its stockholders as such.

         Section 6.5 Investments. The Borrower shall not and shall not permit any of its Subsidiaries to make any advance or loan to, or any investment in, any Person or corporation, except investments by the Borrower in its Subsidiaries, and other advances, loans, or any investment in other Persons not exceeding $500,000 in the aggregate.

         Section 6.6       [Intentionally Omitted].

         Section 6.7 Nature of Business. The Borrower shall not, and shall not permit any Subsidiary to, allow any material change to be made in the character of their business as carried on at the date hereof.

         Section 6.8 Amendment of Articles of Incorporation or Bylaws. The Borrower shall not, and shall not permit any Subsidiary to, allow any amendment to, or other alteration of, its or their Certificate or Articles of Incorporation, Bylaws or any contract, agreement or instrument that could have a detrimental affect on the Collateral.

         Section 6.9 Asset Sales. The Borrower shall not and shall not permit any Subsidiary to, sell, transfer or otherwise convey any interest of the Borrower or any Subsidiary in any of their respective assets without the prior written consent of the Majority Subordinated Lenders if the aggregate amount of the consideration received from all such sales, transfers, and conveyances during any Fiscal Year of the Borrower would exceed $100,000; provided that the Borrower and its

Subsidiaries may sell inventory in the ordinary course of business. No sale, transfer or conveyance shall be for less than the fair market value of the asset.

         Section 6.10 Transactions with Affiliates. Without the prior written consent of the Majority Subordinated Lenders, the Borrower shall not, and shall not permit any of its Subsidiaries to, enter into any transaction with any of its Affiliates, except transactions upon terms no less favorable to it than would be obtained in a transaction negotiated at arm's length with an unrelated third party.

         Section 6.11 Partnerships. Neither the Borrower nor any of its Subsidiaries will, without the prior written consent of the Majority Subordinated Lenders, form any partnership, joint venture, or similar partnership arrangement after the Effective Date that have the ability to incur Indebtedness with recourse to the Borrower or any of its Subsidiaries, whether contractual or through liability as a partner.

         Section 6.12 Subsidiaries.

                           (a) The Borrower will not, without the prior written
consent of the Majority Subordinated Lenders, sell or otherwise dispose of any of the equity securities of its Subsidiaries.

                           (b) The Borrower shall not, and shall not permit any
of the Borrower's Subsidiaries to, create or acquire any additional Subsidiaries unless the Subordinated Agent shall have received, in form and substance satisfactory to the Subordinated Agent, such documents and instruments as it shall require to evidence the following: (i) a valid exclusive, fully perfected pledge of all the Capital Stock of such entity; (ii) an absolute and unconditional guaranty of the payment and performance of all the Subordinated Loan Obligations by the Subsidiary so formed or created; and (iii) a valid, exclusive, fully perfected security interest and lien in favor of the Subordinated Agent for the benefit of the Subordinated Lenders in such Subsidiary's assets.

         Section 6.13 Equity Proceeds. The Borrower shall not permit any Subsidiary to, issue any additional Capital Stock or debt securities following the Effective Date except to the Borrower, without the prior written consent of the Majority Subordinated Lenders.

         Section 6.14 Public Disclosures. The Borrower will not, and will not permit any Subsidiary to, disclose the identity of the Subordinated Agent or any Subordinated Lender in any public announcement, governmental filing or otherwise without the Subordinated Agent's and such Subordinated Lender's, as applicable, prior written consent unless such disclosure is compelled or required by law, stock exchange rule or by order of a court of competent jurisdiction.

         Section 6.15 Limitation on Payment Restrictions Affecting Subsidiaries. Except as may be contained in the CITBC Loan Documents, the Borrower will not, and will not permit any of its Subsidiaries to, create or otherwise cause to exist or become effective any consensual encumbrance or consensual restriction of any kind, on the ability of any Subsidiary of the Borrower to (a) pay dividends or make any other distribution on its Capital Stock to the Borrower or any Subsidiary, (b) pay any Indebtedness owed to the Borrower or any Subsidiary,
(c) make investments in the Borrower or any Subsidiary, or (d) transfer any of its property or assets to the Borrower or any Subsidiary, except, in each case
(i) any encumbrances or restrictions binding upon a Person at the time such Person becomes a Subsidiary (unless the agreement creating such encumbrance or restrictions was entered into in connection with, or in contemplation of, such entity becoming Subsidiary), provided that such encumbrances or restrictions shall not encumber or restrict any assets of the Borrower or its other Subsidiaries other than such Subsidiary, (ii) any encumbrance or restriction pursuant to any customary non-assignment provisions in leases, (iii) any encumbrances or restrictions due to applicable law, (iv) any such encumbrance or restriction with respect to a Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary or any such encumbrance or restriction referred to in clause (d) above with respect to the assets of a Subsidiary and imposed pursuant to an agreement entered into for the sale of such assets (in either case, so long as such encumbrance or restriction, by its terms, terminates on the earlier of the termination of such agreement or the consummation of such agreement), and (v) any such encumbrance or restriction pursuant to any agreement that amends, extends, refinances, renews or replaces any agreement described in the foregoing clauses (i), (ii), and (iii), provided that the terms and conditions of any such encumbrances or restrictions are not materially less favorable to the Borrower than those under or pursuant to the agreement amended, extended, refinanced, renewed or replaced.

         Section 6.16 Financial Covenants. The Borrower shall:

                  (a) maintain at all times during the periods set forth below Tangible Net Worth of not less than the amount set forth below for the applicable period:

                      PERIOD                                  TANGIBLE NET WORTH
                      ------                                  ------------------
                  For the Fiscal Quarters ending
                  September 30, 2000 and December 31, 2000        $18,400,000
                  For the Fiscal Quarter ending
                  March 31, 2001                                  $19,300,000
                  For the Fiscal Quarter ending
                  June 30, 2001                                   $20,300,000
                  For the Fiscal Quarter ending
                  September 30, 2001                              $21,700,000

                  For the Fiscal Quarter ending
                  December 31, 2001                               $22,900,000
                  For the Fiscal Quarter ending
                  March 31, 2002                                  $24,000,000
                  For the Fiscal Quarter ending
                  June 30, 2002                                   $25,200,000
                  For the Fiscal Quarter ending
                  September 30, 2002                              $26,400,000
                  For the Fiscal Quarter ending
                  December 31, 2002                               $27,600,000
                  For the Fiscal Quarter ending
                  March 31, 2003                                  $28,800,000
                  For the Fiscal Quarter ending
                  June 30, 2003                                   $29,900,000
                  For the Fiscal Quarter ending
                  September 30, 2003                              $30,400,000
                  For the Fiscal Quarter ending
                  December 31, 2003                               $30,900,000
                  For the Fiscal Quarter ending
                  March 31, 2004                                  $31,400,000
                  and thereafter;

                  (b) maintain at the end of each fiscal quarter during the periods set forth below a Fixed Charge Coverage Ratio of not less than the ratio set forth below for the applicable period:

                           PERIOD                                      RATIO
                           ------                                      -----

                  For the Fiscal Quarter ending
                  September 30, 2000                                  1.1 to 1.0
                  For the six-month period ending
                  December 31, 2000                                   1.1 to 1.0
                  For the nine-month period ending
                  March 31, 2001                                      1.1 to 1.0
                  For the four Fiscal Quarters ending
                  June 30, 2001 and each four                         1.1 to 1.0
                  Fiscal Quarters thereafter.

         Section 6.17 Leases/Capital Leases. The Borrower and its Subsidiaries will not: (a) enter into any Operating Lease if after giving effect thereto the aggregate obligations with respect to Operating Leases of the Borrower and its Subsidiaries during any Fiscal Year would exceed

$250,000 or (b) contract for, purchase, make expenditures for, lease pursuant to a Capital Lease or otherwise incur obligations with respect to Capital Expenditures (whether subject to a security interest or otherwise) during any period below in the aggregate amount in excess of the amount set forth for such period:

                  (a) $5,100,000 for the two (2) Fiscal Quarters ending December
                      31, 2000;
                  (b) $11,800,000 for the Fiscal Year ending December 31, 2001;
                  (c) $10,000,000 for the Fiscal Year ending December 31, 2002;
                  (d) $10,000,000 for the Fiscal Year ending December 31, 2003,
                  (e) $2,500,000 for the Fiscal Quarter ending March 31, 2004, and for each Fiscal Quarter thereafter.


                                    ARTICLE 7

                                EVENTS OF DEFAULT

         Section 7.1 Events of Default. The occurrence of any of the following shall be an "Event of Default" for the purposes of this Subordinated Loan Agreement and the other Subordinated Loan Documents:

                           (a) (i) Any Subordinated Loan Party shall fail to pay
when due or declared due any principal of the Subordinated Loan; or (ii) with respect to any interest, fee or any other amounts due under this Subordinated Loan Agreement or any other Subordinated Loan Document; any Subordinated Loan Party shall fail to pay such amounts within five Business Days of the date due; or

                           (b) Any representation or warranty made by any
Subordinated Loan Party under this Subordinated Loan Agreement, any other Subordinated Loan Document, or in any certificate or statement furnished or made to the Subordinated Agent or any Subordinated Lender pursuant thereto, or in connection therewith, or in connection with any document furnished hereunder, shall prove to be untrue in any material respect as of the date on which such representation or warranty is made (or deemed made), or any representation, statement (including Financial Statements), certificate, report, or other data furnished or to be furnished or made by any Subordinated Loan Party under any Subordinated Loan Document proves to have been untrue in any material respect as of the date as of which the facts therein set forth were stated or certified and in each case such untruth is not cured to the Majority Subordinated Lenders' satisfaction within ten Business Days of the Subordinated Agent's notice thereof to Borrower; or

                           (c) Any breach shall be made in the due observance or
performance of any of the affirmative covenants, negative covenants or the agreements of any Subordinated Loan Party contained in the Subordinated Loan Documents or the Equity Documents and such breach is not cured to the satisfaction of the Majority Subordinated Lenders within ten Business Days of the Subordinated Agent's notice thereof to Borrower; or

                           (d) Any default or event of default (after giving
effect to any applicable grace or cure periods) under any instrument or agreement evidencing any Indebtedness of any Subordinated Loan Party having a principal amount in excess of $250,000; or

                           (e) Any Subordinated Loan Party shall commence a
voluntary case or other proceedings, and such proceeding is not dismissed or discharged within thirty days after commencement, seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect or seeking an appointment of a trustee, receiver, liquidator, custodian, or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action or authorizing the foregoing; or

                           (f) An involuntary case or other proceeding, and such
proceeding is not dismissed or discharged within thirty days after commencement, shall be commenced against any Subordinated Loan Party seeking liquidation, reorganization, or other relief with respect to it or its debts under any bankruptcy, insolvency, or similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against either of any Subordinated Loan Party under the federal bankruptcy laws as now or hereinafter in effect; or

                           (g) A final judgment or order for the payment of
money in excess of $500,000 (or judgments or orders aggregating in excess of $500,000) that is not fully insured shall be rendered against any Subordinated Loan Party and such judgements or orders shall continue unsatisfied and unstayed for a period of thirty 30 days; or

                           (h) The individuals who, as of the Effective Date,
constitute the members of the Borrower's board of directors (for purposes of this subparagraph, the "incumbent board") do not constitute or cease for any reason to constitute at least 66 2/3% of the Borrower's board of directors. For purposes of this subparagraph, any individual who becomes a member of the board of directors or comparable body or who obtains a voting interest after the date of this Subordinated

Loan Agreement and whose appointment to the board, or nomination for election, was (i) approved or ratified by a vote of the individuals comprising at least 50% of the then incumbent board, or (ii) who was appointed by the chairman of the board, shall thereafter be deemed to be a member of the incumbent board.

                           (i) Any Guaranty shall at any time and for any reason
cease to be in full force and effect or shall be contested by the guarantor thereunder, or any guarantor under a Guaranty shall deny it has any further liability or obligation thereunder; or

                           (j) Any Security Document shall at any time and for
any reason cease to create the Lien on the property purported to be subject to such agreement in accordance with the terms of such agreement, cease to be in full force and effect, or shall be contested by any party thereto; or

                           (k) Any "Event of Default" shall occur under the
CITBC Financing Agreement.

         Section 7.2 Acceleration. Upon the occurrence of any Event of Default under Sections 7.1(e) or (f) ("Bankruptcy Event of Default"), the outstanding principal amount of the Notes, all accrued but unpaid interest thereon, and all other Subordinated Loan Obligations shall immediately and automatically become due and payable. During the existence of any Event of Default, the Subordinated Agent shall at the request of the Majority Subordinated Lenders declare by written notice to the Borrower the outstanding principal amount of the Notes, all accrued but unpaid interest thereon, and all other Subordinated Loan Obligations to be immediately due and payable. In connection with any of the foregoing, except for the notice provided for above, to the extent permitted by law, the Borrower waives notice of intent to demand, demand, presentment for payment, notice of nonpayment, protest, notice of protest, grace, notice of dishonor, notice of intent to accelerate, notice of acceleration, and all other notices.

         Section 7.3 Default Interest. During the existence of an Event of Default, the Majority Subordinated Lenders may declare by written notice to the Borrower that all Subordinated Loan Obligations (including the outstanding principal amount of the Advances and, to the fullest extent permitted by law, all accrued but unpaid interest thereon and all other Indebtedness) shall bear interest beginning on the date of occurrence of such Event of Default, until paid in full, at the applicable Default Rate, payable upon demand by the Subordinated Agent.

         Section 7.4 Other Subordinated Loan Documents. During the existence of an Event of Default, the Subordinated Agent shall at the request of the Majority Subordinated Lenders take any and all actions permitted under the other Subordinated Loan Documents, including the Security Documents.

         Section 7.5 Right of Setoff. During the existence of an Event of Default, the Subordinated Agent and each Subordinated Lender is hereby authorized at any time, to the fullest extent permitted by law, to set off and apply any indebtedness owed by the Subordinated Agent or such Subordinated Lender to the Borrower against any and all of the obligations of the Borrower under the Subordinated Loan Documents, irrespective of whether or not the Subordinated Agent or such Subordinated Lender shall have made any demand under the Subordinated Loan Documents and although such obligations may be contingent and unmatured. The Subordinated Agent and each Subordinated Lender, as the case may be, agree promptly to notify the Borrower after any such setoff and application made by the Subordinated Agent or such Subordinated Lender provided that the failure to give such notice shall not affect the validity of such setoff and application.

         Section 7.6       [Intentionally Omitted].

         Section 7.7 Application of Payments. Prior to any payment default upon any maturity date or any acceleration of the Subordinated Loan Obligations, all payments made on the Subordinated Loan Obligations hereunder shall be applied to the Subordinated Loan Obligations as directed by the Borrower, subject to the rules regarding the application of payments to certain Indebtedness provided for hereunder and in the Subordinated Loan Documents. Following any payment default upon any maturity date or any acceleration of the Subordinated Loan Obligations, all payments and collections shall be applied to the Subordinated Loan Obligations in the following order:

                  First, to the payment of the costs, expenses, reimbursements, and indemnifications of the Subordinated Agent that are due and payable under the Subordinated Loan Documents;

                  Then, ratably to the payment of the costs, expenses, reimbursements, and indemnifications of the Subordinated Lenders that are due and payable under the Subordinated Loan Documents;

                  Then, ratably to the payment of all outstanding principal due and payable under the Subordinated Loan Documents;

                  Then, ratably to the payment of any other amounts due and owing with respect to the Indebtedness; and

                  Finally, any surplus held by the Subordinated Agent and remaining after payment in full of all the Subordinated Loan Obligations and reserve for Indebtedness not yet due and payable shall be promptly paid over to the Borrower or to whomever may be lawfully entitled to receive such surplus.

                                    ARTICLE 8

                             THE SUBORDINATED AGENT

         Section 8.1 Authorization and Action. Each Subordinated Lender hereby appoints and authorizes the Subordinated Agent to take such action as agent on behalf of such Subordinated Lender and to exercise such powers under this Subordinated Loan Agreement as are delegated to the Subordinated Agent by the terms hereof and of the other Subordinated Loan Documents, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Subordinated Loan Agreement or any other Subordinated Loan Document (including, without limitation, enforcement or collection of the Notes), the Subordinated Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Subordinated Lenders, and such instructions shall be binding upon all Subordinated Lenders and all holders of the Notes; provided, however, that the Subordinated Agent shall not be required to take any action which exposes the Subordinated Agent to personal liability or which is contrary to this Subordinated Loan Agreement, any other Subordinated Loan Document, or applicable law.

         Section 8.2 Subordinated Agent's Reliance, Etc. Neither the Subordinated Agent nor any of the Subordinated Agent's directors, officers, agents or employees shall be liable for any action taken or omitted to be taken (including the Subordinated Agent's own negligence) by it or them under or in connection with this Subordinated Loan Agreement or the other Subordinated Loan Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Subordinated Agent:
(a) may treat the payee of any Subordinated Note as the holder thereof until the Subordinated Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to the Subordinated Agent; (b) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Subordinated Lender and shall not be responsible to any Subordinated Lender for any statements, warranties or representations made in or in connection with this Subordinated Loan Agreement or the other Subordinated Loan Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Subordinated Loan Agreement or any other Subordinated Loan Document on the part of the Borrower, or its Subsidiaries or to inspect the property (including the books and records) of such Persons; (e) shall not be responsible to any Subordinated Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Subordinated Loan Agreement or any other Subordinated Loan

Document; and (f) shall incur no liability under or in respect of this Subordinated Loan Agreement or any other Subordinated Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopy, telegram, cable or telex) reasonably believed by it to be genuine and signed or sent by the proper party or parties.

         Section 8.3 The Subordinated Agent and Its Affiliates. With respect to its Commitment, the Loans made by it and the Subordinated Note issued to it, the Subordinated Agent shall have the same rights and powers under this Subordinated Loan Agreement as any other Subordinated Lender and may exercise the same as though it were not an Subordinated Agent hereunder. The term "Subordinated Lender" or "Subordinated Lenders" shall, unless otherwise expressly indicated, include the Subordinated Agent in its individual capacity. The Subordinated Agent and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with the Borrower or any of its Subsidiaries, and any Person who may do business with or own securities of the Borrower, or any such Subsidiary, all as if the Subordinated Agent were not an agent hereunder and without any duty to account therefor to the Subordinated Lenders.

         Section 8.4 Subordinated Lender Loan Decision. Each Subordinated Lender acknowledges that it has, independently and without reliance upon the Subordinated Agent or any other Subordinated Lender and based on the financial statements referred to in Section 4.6 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Subordinated Loan Agreement. Each Subordinated Lender also acknowledges that it will, independently and without reliance upon the Subordinated Agent or any other Subordinated Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Subordinated Loan Agreement.

         Section 8.5 Indemnification. The Subordinated Lenders severally agree to indemnify the Subordinated Agent and each Affiliate thereof and their respective directors, officers, employees and agents (to the extent not reimbursed by the borrower), according to their respective pro rata shares from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Subordinated Agent in any way relating to or arising out of this Subordinated Loan Agreement or any action taken or omitted by the Subordinated Agent under this Subordinated Loan Agreement or any other Subordinated Loan Document (INCLUDING THE AGENT'S OWN NEGLIGENCE), provided that no Subordinated Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Subordinated Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Subordinated Lender agrees to reimburse the Subordinated Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by the agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Subordinated Loan Agreement or any other Subordinated Loan Document, to the extent that the Subordinated Agent is not reimbursed for such expenses by the Borrower.

         Section 8.6 Successor Subordinated Agent. The Subordinated Agent may resign at any time by giving written notice thereof to the Majority Subordinated Lenders and the Borrower and may be removed at any time with cause by the Majority Subordinated Lenders upon receipt of written notice from the Majority Subordinated Lenders to such effect. Upon receipt of notice of any such resignation or removal, the Majority Subordinated Lenders shall have the right to appoint a successor Subordinated Agent with, if no Default exists, the consent of the Borrower, which consent shall not be unreasonably withheld. If no successor Subordinated Agent shall have been so appointed by the Majority Subordinated Lenders with the consent of the Borrower, if required, and shall have accepted such appointment, within 30 days after the retiring Subordinated Agent's giving of notice of resignation or the Majority Subordinated Lenders' removal of the retiring Subordinated Agent, then the retiring Subordinated Agent may, on behalf of the Subordinated Lenders and the Borrower, appoint a successor Subordinated Agent. Upon the acceptance of any appointment as Subordinated Agent by a successor Subordinated Agent, such successor Subordinated Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Subordinated Agent, and the retiring Subordinated Agent shall be discharged from its duties and obligations under this Subordinated Loan Agreement and the other Subordinated Loan Documents. After any retiring Subordinated Agent's resignation or removal hereunder as Subordinated Agent, the provisions of this Article 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Subordinated Agent this Subordinated Loan Agreement and the other Subordinated Loan Documents.

                                    ARTICLE 9

                                  MISCELLANEOUS

         Section 9.1 Interpretation and Survival of Provisions. Article, Section, Schedule, and Exhibit references are to this Subordinated Loan Agreement, unless otherwise specified. All references to instruments, documents, contracts, and agreements are references to such instruments, documents, contracts, and agreements as the same may be amended, supplemented, and otherwise modified from time to time, unless otherwise specified. The word "including" shall mean "including but not limited to." Whenever the Borrower has an obligation under the Subordinated Loan Documents, the expense of complying with that obligation shall be an expense of the Borrower unless otherwise specified. Whenever any determination, consent, or approval is to be made or given by the Subordinated Agent or the Subordinated Lenders, such action shall be in the Subordinated Agent's or Subordinated Lenders', as applicable, sole discretion unless otherwise specified in this

Subordinated Loan Agreement. If any provision in the Subordinated Loan Documents is held to be illegal, invalid, not binding, or unenforceable, such provision shall be fully severable and the Subordinated Loan Documents shall be construed and enforced as if such illegal, invalid, not binding, or unenforceable provision had never comprised a part of the Subordinated Loan Documents, and the remaining provisions shall remain in full force and effect. The Subordinated Loan Documents have been reviewed and negotiated by sophisticated parties with access to legal counsel and shall not be construed against the drafter. The representations, warranties, and covenants made in this Subordinated Loan Agreement and the Subordinated Notes shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Borrower, the Subordinated Agent, or any Subordinated Lender. All indemnification obligations of the Borrower hereunder and the provisions of Section 9.2 shall remain operative and in full force and effect unless such obligations are expressly terminated in a writing referencing such obligations, regardless of any purported general termination of this Subordinated Loan Agreement.

         Section 9.2 Costs, Expenses and Taxes. The Borrower agrees to:

                  (a) pay all costs and expenses reasonably incurred by the Subordinated Agent in connection with negotiation, preparation, printing, execution and delivery of the Subordinated Loan Documents and the transactions contemplated hereby and thereby. The Borrower shall also pay any expenses of the Subordinated Agent reasonably incurred after the date hereof in connection with any amendment or supplement to or modification of any of the foregoing and any and all other documents furnished pursuant hereto or thereto or in connection herewith or therewith. In addition, the Borrower, to the extent permitted by applicable law, shall pay any and all stamp, transfer, and other similar taxes payable or determined to be payable in connection with the execution and delivery of this Subordinated Loan Agreement and shall save and hold the Subordinated Agent and the Subordinated Lenders harmless from and against any and all liabilities with respect to or resulting from any delay in paying, or omission to pay, such taxes;

                  (b) indemnify the Subordinated Agent, each Subordinated Lender, and its respective officers, directors, employees, representatives, agents, attorneys, and Affiliates (collectively, "Related Parties") from, hold each of them harmless against and promptly upon demand pay or reimburse each of them for, any and all actions, suits, proceedings (including any investigations, litigation, or inquiries), claims, demands, and causes of action, and, in connection therewith, all reasonable costs, losses, liabilities, damages, or expenses of any kind or nature whatsoever (collectively the "Indemnity Matters") which may be incurred by or asserted against or involve any of them (whether or not any of them is designated a party thereto) as a result of, arising out of, or in any way related to (i) any actual or proposed use by Borrower of the proceeds of the Subordinated Loan or the loans under the CITBC Financing Agreement, (ii) the operations of the business of Borrower or any Subsidiary,
(iii) any bodily injury or death or property damage occurring in or upon or in the vicinity of any Collateral, (iv) any claim by any third Person against any

Collateral assigned to, or paid to, the Subordinated Agent, for the benefit of the Subordinated Lenders pursuant to any Security Agreement, (v) the failure of a Borrower or any Subsidiary to comply with any Governmental Requirement, or
(vi) any other aspect of this Subordinated Loan Agreement and the other Subordinated Loan Documents, including, without limitation, the reasonable fees and disbursements of counsel and all other expenses incurred in connection with investigating, defending or preparing to defend any such action, suit, proceeding (including any investigations, litigation, or inquiries), or claim and INCLUDING ALL INDEMNITY MATTERS ARISING BY REASON OF THE NEGLIGENCE OF ANY INDEMNITEE (but not Indemnity Matters related to the gross negligence, unlawful acts or willful misconduct of any Indemnitee);

                  (c) pay and hold the Subordinated Agent and each Subordinated Lender harmless from and against any and all present and future stamp and other similar taxes with respect to this Subordinated Loan Agreement and Subordinated Loan Documents and save the Subordinated Agent and each Subordinated Lender harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay such taxes, and will indemnify the Subordinated Agent and each Subordinated Lender for the full amount of taxes paid by the Subordinated Agent and each Subordinated Lender in respect of payments made or to be made under this Subordinated Loan Agreement, any of the Subordinated Notes, or any other Subordinated Loan Document and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto, whether or not such taxes were correctly or legally asserted;

                  (d) indemnify and hold harmless from time to time the Subordinated Agent, each Subordinated Lender, and its respective Related Parties from and against any and all losses, claims, cost recovery actions, administrative orders or proceedings, damages, and liabilities to which any such Person may become subject (i) under any Environmental Law applicable to Borrower, any Subsidiary or any of their respective properties, (ii) as a result of the breach or non-compliance by Borrower or any Subsidiary with any Environmental Law applicable to Borrower or any Subsidiary, (iii) due to past ownership by Borrower or any Subsidiary of their respective properties or past activity on any of their respective properties, or past activity on any of their respective properties which, though lawful and fully permissible at the time, could result in present liability, (iv) the presence, use, release, storage, treatment, or disposal of hazardous substances on or at any of the properties owned or operated by Borrower or any Subsidiary, or (v) any other environmental, health, or safety condition in connection with this Subordinated Loan Agreement or any other Subordinated Loan Document, provided, however, no indemnity shall be afforded under this Section 9.2(d) in respect of any property for any occurrence arising solely and directly from the acts or omissions of the Subordinated Lenders during the period after which such Person, its successors or assigns shall have acquired such property through foreclosure or deed in lieu of foreclosure;

                  (e) in the case of any indemnification hereunder, the Subordinated Agent or other Person indemnified hereunder shall give notice to the Borrower within a reasonable period of time of any such claim or demand being made against the Subordinated Agent, the Subordinated Lenders or other indemnified Person and the Borrower shall have the non-exclusive right to join in the defense against any such claim or demand;

                  (f) no indemnitee may settle any claim to be indemnified without the consent of the indemnitor, such consent not to be unreasonably withheld; provided, that the indemnitor may not reasonably withhold consent to any settlement that an indemnitee proposes, if the indemnitor does not have the financial ability to pay all its obligations outstanding and asserted against the indemnitee at that time, including the maximum potential claims against the indemnitee to be indemnified pursuant to this Section 9.2;

                  (g) this Section 9.2 shall not apply to actions, suits, proceedings, investigations, demands, losses, liabilities, claims, damages, deficiencies, interest, judgments, costs, or expenses arising solely and directly from the acts or omissions of the Subordinated Agent or any Subordinated Lender during the period after which such Person, its successors or assigns shall have acquired such property through foreclosure or deed in lieu of foreclosure; and

                  (h) the Borrower's obligations under this Section 9.2 shall survive any termination of this Subordinated Loan Agreement and the payment of the Indebtedness.

         Section 9.3 No Waiver; Modifications in Writing.

                  (a)      [Intentionally Omitted].

                  (b) No modification or waiver of any provision of the Subordinated Loan Agreement or the Subordinated Notes, nor any consent required under the Subordinated Loan Agreement or the Subordinated Notes, shall be effective unless the same shall be in writing and signed by the Subordinated Agent and Majority Subordinated Lenders and the Borrower, and then such modification, waiver, or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no modification, waiver, or consent shall, unless in writing and signed by the Subordinated Agent, all the Subordinated Lenders, and the Borrower do any of the following: (a) increase any Commitment of any Subordinated Lender, (b) forgive or reduce any amount or rate of any principal, interest, or fees payable under the Subordinated Loan Documents, or postpone or extend any time for payment thereof, (c) release any guaranty or all or substantially all of the Collateral securing the Indebtedness (except as otherwise permitted or required herein), or
(d) change the percentage of Subordinated Lenders required to take any action under the Subordinated Loan Agreement, the Subordinated Notes, or the Security Documents, including any amendment of the definition of "Majority Subordinated Lenders" or this Section 9.3. No modification, waiver, or consent shall, unless in writing and signed by the Subordinated Agent affect the rights or obligations of the Subordinated Agent under the

Subordinated Loan Documents. The Subordinated Agent shall not modify or waive or grant any consent under any other Subordinated Loan Document if such action would be prohibited under this Section 9.3 with respect to this Subordinated Loan Documents.

         Section 9.4 Binding Effect; Assignment. This Subordinated Agreement and the Subordinated Loan Documents shall bind and inure to the benefit of the Borrower and its successors and assigns and the Subordinated Agent and the Subordinated Lenders and their respective successors and assigns. The Borrower may not assign its rights or delegate its duties under the Subordinated Loan Agreement or any Subordinated Loan Document.

                           (a) Assignments. Any Subordinated Lender may assign
to one or more banks or other entities all or any portion of its rights and obligations with respect to the Subordinated Loan Agreement (including the Advances owing to it, the Subordinated Note held by it, and its Commitment); provided, however, that (i) the parties to each such assignment shall execute and deliver to the Subordinated Agent, for its acceptance and recording in the Register, an assignment and acceptance in form and substance reasonably satisfactory to the Subordinated Agent ("Assignment and Acceptance"), together with the Subordinated Notes subject to such assignment and (ii) each assignee shall pay to the Subordinated Agent a $3,500 administrative fee. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least three Business Days after the execution thereof, (A) the assignee thereunder shall be a party hereto for all purposes and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Subordinated Lender hereunder and (B) the assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Subordinated Loan Agreement (and, in the case of an Assignment and Acceptance covering all of such Subordinated Lender's rights and obligations under the Subordinated Loan Agreement, such Subordinated Lender shall cease to be a party hereto).

                           (b) Term of Assignments. By executing and delivering
an Assignment and Acceptance, the assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, the assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Subordinated Loan Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency of value of the Subordinated Loan Agreement or any other instrument or document furnished pursuant hereto;
(ii) the assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Subordinated Loan Party or the performance or observance by any Subordinated Loan Party of any of its obligations under the Subordinated Loan Agreement or any other instrument or document furnished pursuant hereto;

(iii) the assignee confirms that it has received a copy of the Subordinated Loan Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) the assignee shall, independently and without reliance upon the Subordinated Agent, the assignor or any other Subordinated Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Subordinated Loan Agreement; (v) the assignee appoints and authorizes the Subordinated Agent to take such action as agent on its behalf and to exercise such powers under the Subordinated Loan Agreement as are delegated to the Subordinated Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vi) the assignee agrees that it shall perform in accordance with their terms all of the obligations which by the terms of the Subordinated Loan Agreement are required to be performed by it as a Subordinated Lender.

                  9.5 The Register. The Subordinated Agent shall maintain at its address referred to in Section 9.8 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Subordinated Lenders and the Commitments and Subordinated Notes of each Subordinated Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Subordinated Agent, and the Subordinated Lenders may treat each Person whose name is recorded in the Register as a Subordinated Lender hereunder for all purposes of the Subordinated Loan Agreement. The Register shall be available for inspection by the Borrower or any Subordinated Lender at any reasonable time and from time to time upon reasonable prior notice.

                  9.6 Procedures. Upon its receipt of an Assignment and Acceptance executed by the assignor thereunder and the assignee thereunder, together with the Subordinated Notes subject to such assignment, the Subordinated Agent shall, if such Assignment and Acceptance has been completed in the appropriate form, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register, and (iii) give prompt notice thereof to the Borrower. Within five Business Days after its receipt of such notice, the Borrower shall execute and deliver to the Subordinated Agent in exchange for the surrendered Subordinated Note new Subordinated Notes in the appropriate amounts to the order of the assignee and, if the assignor has retained any rights and obligations hereunder, new Subordinated Notes in the appropriate amounts to the order of the assignor. Such new Subordinated Notes shall be dated the effective date of such Assignment and Acceptance and shall be in the appropriate form.

                  9.7 Participation. Each Subordinated Lender may sell participation to one or more banks or other entities in or to all or a portion of its rights and obligations under the Subordinated Loan Agreement (including the Advances owing to it, the Subordinated Notes held by it, and its Commitments); provided, however, that (i) such Subordinated Lender's obligations under the

Subordinated Loan Agreement (including its Commitments to the Borrower hereunder) shall remain unchanged, (ii) such Subordinated Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Subordinated Lender shall remain the holder of any Commitments and Subordinated Notes for all purposes of the Subordinated Loan Agreement, (iv) the Borrower, the Subordinated Agent, and the other Subordinated Lenders shall continue to deal solely and directly with such Subordinated Lender in connection with such Subordinated Lender's rights and obligations under the Subordinated Loan Agreement, and (v) such Subordinated Lender shall not require the participant's consent to any matter under the Subordinated Loan Agreement except for those that require approval of all of the Subordinated Lenders under
Section 8.3. The Borrower hereby agrees that participants shall have the same rights under Sections 2.6 and 9.2 as a Subordinated Lender to the extent of their respective participation.

         Section 9.8 Communications. All notices and demands provided for hereunder shall be in writing, shall be given by registered or certified mail, return receipt requested, telecopy, air courier guaranteeing overnight delivery or personal delivery, to the addresses specified under such Person's signature block or to such other address as such Persons may designate in writing. All other communications may be by regular mail. All such notices and communications and all notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; four days after being sent by certified mail, return receipt requested, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and on the next Business Day if timely delivered to an air courier guaranteeing overnight delivery.

         Section 9.9 Interest. Notwithstanding anything herein or in the other Subordinated Loan Documents or Equity Document to the contrary, it is the intention of the parties hereto to conform strictly to usury laws applicable to this transaction. Accordingly, if the transactions contemplated hereby would be usurious under applicable law, then, in that event, notwithstanding anything to the contrary in the Subordinated Notes, this Subordinated Loan Agreement, any other Subordinated Loan Document, or any Equity Document or agreement entered into in connection with or as security for the Subordinated Notes, it is agreed as follows: (a) the aggregate of all consideration which constitutes interest under law applicable to the Subordinated Lenders that is contracted for, taken, reserved, charged or received under the Subordinated Notes, this Subordinated Loan Agreement, any of the other Subordinated Loan Documents, the Equity Documents or otherwise in connection with this transaction shall under no circumstances exceed the maximum amount allowed by such applicable law, and any excess shall be canceled automatically and, if already paid, shall be credited by the Subordinated Lenders on the principal amount of the Subordinated Notes (or, to the extent that the principal amount of the Subordinated Notes shall have been or would thereby be paid in full, refunded to the Borrower); and (b) in the event that the maturity of the Subordinated Notes is accelerated for any reason, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to this transaction may never include more than the maximum amount allowed by such applicable law, and (c) excess interest, if any, provided for in this Subordinated Loan Agreement or otherwise in connection with the Subordinated Loans shall be canceled automatically and, if already paid, shall be credited by the Subordinated Lenders on the principal amount of the Subordinated Notes (or, to the extent that the principal amount of the Subordinated Notes shall have been or would thereby be paid in full, refunded by the Subordinated Lenders to the Borrower). The right to accelerate the maturity of the Subordinated Notes does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration, and the Subordinated Lenders do not intend to collect any unearned interest in the event of acceleration. All sums paid or agreed to be paid to the Subordinated Lenders for the use, forbearance or detention of sums included in the Indebtedness shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of the Subordinated Notes until payment in full so that the rate or amount of interest on account of the Subordinated Notes does not exceed the applicable usury ceiling, if any. As used in this Section 9.9, the term "applicable law" shall mean the laws which govern this Subordinated Loan Agreement as described in Section 9.10 (or the law of any other jurisdiction whose laws may be mandatorily applicable notwithstanding other provisions of this Subordinated Loan Agreement), or law of the United States of America applicable to the Subordinated Lenders and the Subordinated Loan which would permit the Subordinated Lenders to contract for, charge, take, reserve or receive a greater amount of interest than under any other applicable law. If the stated rate of interest under this Subordinated Loan Agreement ever exceeds the Maximum Rate, then the outstanding principal amount of the Subordinated Loan made hereunder shall bear interest at the Maximum Rate until the difference between the interest which would have been due at the stated rates of interest and the amount due at the Maximum Rate (the "Lost Interest") has been recaptured by the Subordinated Lenders. If the Subordinated Loan made hereunder is repaid in full and the Lost Interest has not been fully recaptured by the Subordinated Lenders pursuant to the preceding sentence, then the Subordinated Loans made hereunder shall be deemed to have accrued interest at the Maximum Rate since the date the Subordinated Loan was made to the extent necessary to recapture the Lost Interest not recaptured pursuant to the preceding sentence and, to the extent allowed by law, the Borrower shall pay to the Subordinated Lenders the amount of the Lost Interest remaining to be recaptured by the Subordinated Lenders.

         Section 9.10 Governing Law. The laws of the State of Texas will govern this Subordinated Loan Agreement without regard to principles of conflicts of laws.

         SECTION 9.11 WAIVER OF JURY TRIAL. EACH OF THE BORROWER, THE SUBORDINATED AGENT, AND THE SUBORDINATED LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE EXTENT PERMITTED BY LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO ANY SUBORDINATED LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

         SECTION 9.12 LIMITATION ON DAMAGES. IN NO EVENT SHALL ANY PARTY HERETO BE LIABLE TO ANY OTHER PARTY HERETO FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL, INCIDENTAL, PUNITIVE, OR EXEMPLARY DAMAGES, INCLUDING WITHOUT LIMITATION, LOST PROFITS OR SAVINGS, REGARDLESS OF THE FORM OF ACTION GIVING RISE TO SUCH A CLAIM FOR SUCH DAMAGES, WHETHER IN CONTRACT OR TORT, INCLUDING NEGLIGENCE, EVEN IF A PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

         Section 9.13 Execution in Counterparts. This Subordinated Loan Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Subordinated Loan Agreement.

         THIS WRITTEN AGREEMENT AND THE SUBORDINATED LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

         THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                 [SIGNATURE PAGE - SUBORDINATED LOAN AGREEMENT]


                  IN WITNESS WHEREOF, the parties hereto execute this Subordinated Loan Agreement, effective as of the date first above written.



Borrower:                            BASIC ENERGY SERVICES, INC.,
                                     A Delaware corporation


                                     By:
                                         ---------------------------------------
                                     Name:
                                          --------------------------------------
                                     Title:
                                           -------------------------------------

                                     Address for notification:
                                     Basic Energy Services, Inc.
                                     406 North Big Spring
                                     Midland, Texas  79701-4326
                                            Attention:
                                                       -------------------------
                                            Telecopier:  (915) 688-0191



Subordinated Agent:                  ENRON NORTH AMERICA CORP.,
                                     AS SUBORDINATED AGENT


                                     By:
                                         -------------------------------------
                                     Name:
                                           -----------------------------------
                                     Title:
                                            ----------------------------------


                                     Address for notification:
                                           c/o Enron North America Corp.
                                           Legal Department
                                           1400 Smith Street
                                           Houston, Texas  77002
                                                  Attention:  James Grace
                                                  Telecopier:  (713) 646-3393

                  [SIGNATURE PAGE-SUBORDINATED LOAN AGREEMENT]

                                           c/o Enron North America  Corp.
                                           Compliance Department
                                           1400 Smith Street
                                           Houston, Texas  77002
                                                    Attention: Donna W. Lowry
                                                    Telecopier:(713) 646-4039 or
                                                               (713) 646-4946



Subordinated Lender:                   ENA CLO I HOLDING COMPANY I L.P.


                                       By: ENA CLO I Holding Company GP L.L.C.,
                                           its general partner


                                       By:
                                           ----------------------------------
                                       Name:
                                             --------------------------------
                                       Title:
                                              -------------------------------


                                       Address for notification:
                                              c/o Enron North America Corp.
                                              Legal Department
                                              1400 Smith Street
                                              Houston, Texas  77002
                                                    Attention: Anne Koehler
                                                    Telecopier: (713) 646-3393

                                              c/o Enron North America Corp.
                                              Compliance Department
                                              1400 Smith Street
                                              Houston, Texas  77002
                                                    Attention: Donna W. Lowry
                                                    Telecopier:(713) 646-4039 or
                                                           (713) 646-4946




                                      S-2